Execution Version

Exhibit 10.43

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

MANUFACTURING RIGHTS AGREEMENT

This MANUFACTURING RIGHTS AGREEMENT (this “Agreement”), effective as of the Effective Date, is entered into by and between Vaxcyte, Inc., a Delaware corporation (“Vaxcyte”) and Sutro Biopharma, Inc., a Delaware corporation (“Sutro”) (each of Vaxcyte and Sutro, a “Party,” and collectively, the “Parties”).

WHEREAS, Vaxcyte and Sutro have entered into (i) that certain Amended and Restated SutroVax Agreement, dated October 12, 2015, as amended (the “License Agreement”), (ii) that certain Supply Agreement, dated May 29, 2018, as amended (the “Supply Agreement”), and (iii) that certain Key Process Transfer Terms regarding [***] (the “[***] Term Sheet,” and collectively with the License Agreement and the Supply Agreement, the “Existing Agreements”);

WHEREAS, Vaxcyte and Sutro have entered into that certain letter agreement regarding an Option on Extract Rights, dated December 19, 2022 (the “Option Agreement”), pursuant to which Vaxcyte purchased from Sutro an option to obtain certain exclusive rights to manufacture Extract for use in the research, development, use, sale, offering for sale, export, import, commercialization or other exploitation of Vaccine Compositions, as more fully set forth therein;

WHEREAS, Vaxcyte has notified Sutro pursuant to Section 4 of the Option Agreement that Vaxcyte elected to exercise such option, and has paid the Initial Exercise Price as of the Effective Date, and Vaxcyte has paid, or will pay, the Delayed Exercise Price (as defined in the Option Agreement) in accordance with the terms of the Option Agreement; and

WHEREAS, Sutro wishes to grant to Vaxcyte, and Vaxcyte wishes to receive from Sutro, the rights contemplated by such exercised option, as more fully set forth herein and on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS
Section 1.1
General. As used in this Agreement (including the foregoing Recitals), the following terms shall have the meanings set forth in this Section 1.1. All capitalized terms used but not defined in this Agreement shall have the meanings assigned to them in the Existing Agreements.
(a)
“Acquirer” has the meaning set forth in Section 14.8(a).
(b)
“Affiliate” means, with respect to either Party, any business entity controlling, controlled by, or under common control with such Party. For the purpose of this definition only, “control” means (A) the possession, directly or indirectly, of the power to direct the management or policies of a business entity, whether through the ownership of voting securities, by contract or otherwise, or (B) the ownership, directly or indirectly, of at least fifty percent (50%) of the voting securities or other ownership interest of a business entity. Notwithstanding the above, in no event shall Sutro (or any entity that would be an Affiliate of Vaxcyte solely because it is an Affiliate of Sutro) be deemed an Affiliate of Vaxcyte, or Vaxcyte (or any entity that would be an Affiliate of Sutro solely because it is an Affiliate of Vaxcyte) be deemed an Affiliate of Sutro.
(c)
“Agreement” has the meaning set forth in the Preamble.
(d)
“Announcing Party” has the meaning set forth in Section 14.18.
(e)
“Approved CMO” means (A) the CMOs set forth on Schedule 2.15.1 to the Supply Agreement, (B) [***], and (C) any other CMO proposed by Vaxcyte and approved by Sutro (such approval not to be unreasonably withheld, conditioned or delayed).
(f)
“Approved Contractor” means any reputable Third Party contractor (excluding any CMO) to be utilized by Vaxcyte to provide services or undertake activities for the benefit of Vaxcyte to support technology transfer or the exercise of the Manufacturing Rights (including, for clarity, any audit under Section 7.1).
(g)
“Audit Report” has the meaning set forth in Section 7.3(a).
(h)
[***].
(i)
“[***] Letter Agreement” [***].
(j)
“[***] Letter of Intent” [***].
(k)
“[***] Term Sheet” [***].
(l)
“cGMP” has the meaning set forth in the Supply Agreement.
(m)
“Change of Control” has the meaning set forth in the License Agreement.
(n)
“Change of Control Party” has the meaning set forth in Section 14.8(a).
(o)
“Claim” has the meaning set forth in Section 11.1.
(p)
“CMO” means any Third Party (or any joint venture between Sutro (or its Affiliates) and a Third Party) that manufactures, or is capable (including following any Tech

Transfer of the applicable Sutro Know-How and Sutro Core Know-How) of manufacturing, Extract.
(q)
“Commercially Reasonable Efforts” has the meaning set forth in the License Agreement.
(r)
“Declining Party” has the meaning set forth in Section 5.4(e).
(s)
“Designated Jurisdictions” has the meaning set forth in Section 3.3.
(t)
“Discloser’s Information” has the meaning set forth in Section 6.1(a).
(u)
“Dispute” has the meaning set forth in Section 13.2.
(v)
“Dispute Notice” has the meaning set forth in Section 13.2.
(w)
“DMF” means drug master file or any equivalent such file used in support of a biologics license.
(x)
“Effective Date” means (A) the Execution Date, if the Parties execute this Agreement after Vaxcyte exercises the Option pursuant to Section 4(a) of the Option Agreement, or (B) if Vaxcyte exercises the Option pursuant to Section 4(a) of the Option Agreement after the Execution Date, the date this Agreement is released from escrow pursuant to the terms and conditions of the Option Agreement.
(y)
“Enforcement Action” has the meaning set forth in Section 5.5(a)(ii).
(z)
“Execution Date” means the date this Agreement is signed by both Parties.
(aa)
“Existing Agreement” has the meaning set forth in the Recitals.
(bb)
“Extract” means any extract derived from strains of E. coli and (A) supplied to Vaxcyte or its Affiliates by or on behalf of Sutro pursuant to the Existing Agreements, the [***] Letter Agreement or any subsequent written agreement between the Parties or their respective Affiliates, or (B) made by or on behalf of Vaxcyte or its Affiliates pursuant to this Agreement. For clarity, Extract includes [***].
(cc)
[***].
(dd)
“Facility Audit” has the meaning set forth in Section 7.2(a).
(ee)
“FDA” means the U.S. Food and Drug Administration, and any successor entity thereto.
(ff)
“First Tech Transfer” has the meaning set forth in Section 4.1(a).
(gg)
“FTE Rate” means [***], which represents the fully burdened rate for such full-time equivalent and covers all employee salaries and benefits. Commencing January 1, 2024, and upon every January 1st thereafter during the Term, the FTE Rate will be adjusted in accordance with [***].
(hh)
“Governmental Authority” has the meaning set forth in the Supply Agreement.
(ii)
“Indemnified Parties” has the meaning set forth in Section 11.3.
(jj)
“Indemnifying Party” means the Party obligated to indemnify the applicable Indemnified Parties pursuant to Section 11.1 or Section 11.2, as applicable.
(kk)
“Joint Patent” has the meaning set forth in Section 5.4(b).
(ll)
“Jointly-Owned IP” has the meaning set forth in Section 5.1(a).
(mm)
“Lab Audit” has the meaning set forth in Section 7.3(b).
(nn)
“Lead Enforcement Party” has the meaning set forth in Section 5.5(a)(iv).
(oo)
“License Agreement” has the meaning set forth in the Recitals.
(pp)
“Manufacture” means to manufacture, process, store, test, retain samples of, quality control, release and dispatch, and to conduct other activities reasonably necessary in furtherance of any of the foregoing.
(qq)
“Manufacturing Rights” has the meaning set forth in Section 2.1(a).
(rr)
[***].
(ss)
“New IP” means, collectively and including all intellectual property rights therein, any and all (A) [***] and (B) other improvements to the Sutro Platform, that are, in each case of the foregoing clauses (A) and (B), developed by or on behalf of Vaxcyte, its Affiliates or Sublicensees (as defined in the License Agreement) pursuant to Vaxcyte’s exercise of the Manufacturing Rights, or other rights under the Existing Agreements, the [***] Letter Agreement or otherwise.
(tt)
“Option Agreement” has the meaning set forth in the Recitals.
(uu)
“Party” and “Parties” have the meaning set forth in the Preamble.
(vv)
“Patent” has the meaning set forth in the License Agreement.
(ww)
“Payee” has the meaning set forth in Section 8.2(b).
(xx)
“Payor” has the meaning set forth in Section 8.2(b).
(yy)
“Principal Contact” has the meaning set forth in Section 13.1.
(zz)
“Regulatory Approval” has the meaning set forth in the License Agreement.

(aaa)
“Restricted Systems” has the meaning set forth in Section 6.2.
(bbb)
“Restricted Systems Audit” has the meaning set forth in Section 7.4.
(ccc)
“Rules” has the meaning set forth in Section 13.3(a).
(ddd)
“Second Tech Transfer” has the meaning set forth in Section 4.2.
(eee)
“Segregated Technology” has the meaning set forth in Section 14.8(d).
(fff)
“Senior Management” has the meaning set forth in Section 13.2.
(ggg)
“Step-In Party” has the meaning set forth in Section 5.4(e).
(hhh)
“Successful Completion” or “Successfully Completed” means the successful manufacture, at the facility receiving the applicable Tech Transfer, of [***] cGMP batches of Extract that meet the relevant specifications with no material, major or critical cGMP deviations.
(iii)
“Supply Agreement” has the meaning set forth in the Recitals.
(jjj)
“Sutro” has the meaning set forth in the Preamble.
(kkk)
“Sutro Core Know-How” means any processes, documents, and materials or other Sutro Know-How that are, subject to Section 14.8 of this Agreement, owned or controlled by Sutro at any time during the Term of this Agreement and that relate to the manufacture or supply of Extracts (including, but not limited to, Sutro Know-How regarding the generation and/or use of strains from which Extract is produced).
(lll)
“Sutro Indemnitees” has the meaning set forth in Section 11.1.
(mmm)
“[***] IP” has the meaning set forth in Section 5.1(c).
(nnn)
“Sutro Know-How” means all information and materials pertaining to the Extracts or Vaccine Compositions, or the manufacture, use or, in the case of Vaccine Compositions, development thereof, as the case may be, that are, subject to Section 14.8 of this Agreement, owned or controlled by Sutro or its Affiliates at any time during the Term of this Agreement, including (A) practices, protocols, methods, techniques, specifications, formulae, standard operating procedures, analytical methods, material and vendor lists, (B) analytical, quality control and stability data, batch records, and other chemistry, manufacturing and control (CMC) data, (C) regulatory documentation, and (D) tangible materials and reagents; in each case as and to the extent reasonably necessary or useful for Vaxcyte to exercise the rights granted to it under the Existing Agreements (during the relevant term of such Agreements) or this Agreement. Notwithstanding the foregoing, in no event shall Sutro Know-How include any information or materials of Sutro’s Third Party collaborators or sublicensees, except for such information or materials pertaining to the Sutro Platform which Sutro has the right to provide to Vaxcyte in accordance with this Agreement.

(ooo)
“Sutro Patents” means any Patents, subject to Section 14.8 of this Agreement, owned or controlled by Sutro or its Affiliates at any time during the Term of this Agreement covering the Sutro Platform, Extracts, Vaccine Compositions or the Manufacture or use thereof.
(ppp)
“Sutro Platform” has the meaning set forth in the License Agreement.
(qqq)
“Tech Transfer” means the technology transfer to Vaxcyte, its Affiliate or an Approved CMO designated by Vaxcyte (for clarity, other than [***]) of any and all know-how, materials and information (including any Sutro Know-How, Sutro Core Know-How, technical information, and documentation and data directed to Manufacturing, testing and standard operating procedures) owned or controlled by Sutro (subject to Section 14.8 of this Agreement) or its Affiliates as is necessary or useful to enable Vaxcyte, such Affiliate or such Approved CMO (as applicable) to Manufacture Extract using Sutro’s then-current Manufacturing process, including any such know-how, materials and information as would be needed for Vaxcyte, such Affiliate or such Approved CMO (as applicable) to scale up such Manufacture of Extract to reasonably required commercial volumes (and including by Sutro making available its applicable personnel on-site to provide technical support and trouble-shooting in furtherance of the foregoing). For the avoidance of doubt, references to Tech Transfer in this Agreement shall include Process Transfers (as defined in the Supply Agreement), as applicable.
(rrr)
“Term” has the meaning set forth in Section 12.1.
(sss)
“Third Party” means any person or entity other than Sutro, Vaxcyte and their respective Affiliates.
(ttt)
“Vaccine Composition” has the meaning set forth in the License Agreement.
(uuu)
“Vaccine Field” has the meaning set forth in the License Agreement.
(vvv)
“Vaccine Field Infringement” has the meaning set forth in Section 5.5(a)(i).
(www)
“VAT” has the meaning set forth in Section 8.2(a).
(xxx)
“Vaxcyte” has the meaning set forth in the Preamble.
(yyy)
“[***] Extract IP” has the meaning set forth in Section 5.1(b).
(zzz)
“[***] Extract Patent” has the meaning set forth in Section 5.5(a)(i).
(aaaa)
“Vaxcyte Indemnitees” has the meaning set forth in Section 11.2.
(bbbb)
“[***] IP” has the meaning set forth in Section 5.1(d).
(cccc)
“[***] Patent” has the meaning set forth in Section 5.4(c).
(dddd)
“Winddown Period” has the meaning set forth in Section 12.6(a)(ii).

ARTICLE II

GRANTS OF RIGHTS
Section 2.1
Manufacturing Rights.
(a)
Subject to the terms and conditions of this Agreement, Sutro hereby grants to Vaxcyte the following (collectively, the “Manufacturing Rights”):
(i)
an exclusive (except as to Sutro), perpetual (subject to Article XII), worldwide, non-sublicensable (except as set forth in Section 2.3), at no additional royalty (i.e., royalty-free, other than any royalties due under the License Agreement), fully paid-up (subject to Vaxcyte’s payment of the Exercise Price and any Milestone Payments due in accordance with the Option Agreement, each such term as defined in the Option Agreement) license under the Sutro Patents, Sutro Know-How, Sutro Core Know-How, [***] IP and Sutro’s ownership interest in and to any Jointly-Owned IP to Manufacture or have Manufactured Extract and [***] (in any form, including fresh, liquid, frozen and spray-dried forms), solely for use in the research, development, use, production, sale, offering for sale, export, import, commercialization or other exploitation of Vaccine Compositions; and
(ii)
solely in connection with Vaxcyte’s exercise of the rights granted pursuant to the foregoing Section 2.1(a)(i), (A) as between the Parties, the authority and control over, and ability to address, regulatory (subject to, and including the rights set forth in, Article III), quality assurance, quality control and batch release matters in respect of such Manufacture of such Extract and [***] (and the resulting Manufactured Extract and [***]), and (B) the right to access and use, and to permit Approved CMOs to access and use, Sutro Know-How and Sutro Core Know-How; provided, that:
(1)
Vaxcyte shall not have the right to make changes to Sutro’s DMF or other regulatory filings for Extract or [***] without Sutro’s prior written consent; provided, further, that, for clarity, Vaxcyte shall have the right to make and amend its own regulatory filings in respect of Extract and [***] made by or on behalf of Vaxcyte in connection with Vaccine Compositions developed by Vaxcyte; and
(2)
Approved Contractors shall not have the right to access, transfer or use any cell banks (including master and working cell banks) that constitute Sutro Core Know-How, except for purposes of storage, quality control and characterization of cell banks, and making new working cell banks, in support of Vaxcyte’s exercise of the Manufacturing Rights, or as otherwise consented to by Sutro (such consent not to be unreasonably withheld, conditioned or delayed in respect of activities reasonably necessary or useful in support of Vaxcyte’s exercise of the Manufacturing Rights).
(b)
For clarity, (A) the Manufacturing Rights will not include the right for Vaxcyte to operate as a contractor manufacturer for a Third Party (i.e., to Manufacture Extract for sale to Third Parties for the independent use of such Third Parties); provided, that, for clarity, the Manufacturing Rights shall include the right to, and Vaxcyte may, Manufacture and supply Extract to Vaxcyte’s

Sublicensees (as defined in, and subject to the terms of, the License Agreement), and (B) the Manufacturing Rights shall include the right to make [***].
(c)
For the avoidance of doubt, the Manufacturing Rights (and the rights granted by Sutro to Vaxcyte under this Agreement), shall be in addition to, and shall not in any way limit, the licenses and rights granted by Sutro to Vaxcyte under the Existing Agreements, the [***] Letter Agreement or the [***] Letter of Intent (including, for example, that the Manufacturing Rights shall apply with respect to any process, platform, composition, extract or intellectual property developed (or otherwise acquired) by Sutro following the effective date of the Option Agreement or the Effective Date of this Agreement (including any improvements to or in respect of the Sutro Platform, Extract, or the process for Manufacturing Extract), if such process, platform, composition, extract or intellectual property would be covered by the licenses and rights granted to Vaxcyte under the Existing Agreements). The Parties acknowledge and agree that the Manufacturing Rights do not include the right to manufacture, sell or offer to sell Vaccine Compositions, which are addressed under the License Agreement, or any other rights licensed to Vaxcyte pursuant to Section 4.1(a) of the License Agreement, and if and to the extent a composition is a Vaccine Composition under the License Agreement, then notwithstanding anything herein to the contrary, such composition shall continue to be a Vaccine Composition under the License Agreement for payment purposes, including royalties, as set forth in the License Agreement (for clarity, subject to Section 5.2 hereof). For clarity, (i) nothing in this Agreement (including Vaxcyte’s practice of the Manufacturing Rights) shall alter or limit Vaxcyte’s royalty payment obligations under the License Agreement (for clarity, subject to Section 5.2 hereof), and (ii) in the event that the License Agreement is terminated, but this Agreement remains in effect, Vaxcyte shall not have the right to manufacture, sell or offer to sell Vaccine Compositions under this Agreement (or to practice hereunder any other rights that are licensed to Vaxcyte pursuant to Section 4.1(a) of the License Agreement to the extent not expressly included in the Manufacturing Rights). Notwithstanding anything to the contrary in the License Agreement, nothing in the License Agreement shall require Vaxcyte to provide Sutro notice or obtain Sutro’s consent (or otherwise restrict Vaxcyte’s rights) in respect of the exercise of the Manufacturing Rights under (and in accordance with the terms of) this Agreement (including the Manufacture of Extract and [***] by an Approved CMO).
Section 2.2
Restrictions on Use Outside of Manufacturing Rights. Vaxcyte covenants not to use any Sutro Know-How or Sutro Core Know-How outside of the scope of the Vaccine Field or the scope of the Manufacturing Rights (except as permitted pursuant to the Existing Agreements, the [***] Letter Agreement or any subsequent written agreement between the Parties or their respective Affiliates). For clarity, the Vaccine Field includes the research, development, use, sale, offering for sale, export, import, commercialization or other exploitation of Vaccine Compositions for prophylactic, therapeutic and/or companion diagnostic applications. In addition, Vaxcyte shall not, except as permitted pursuant to this Agreement, the Existing Agreements, the [***] Letter Agreement or a subsequent written agreement between the Parties or their respective Affiliates, (A) sell, transfer, lease, exchange or otherwise dispose of or provide Extract to any Third Party, (B) knowingly use Extract to produce cancer vaccines or any other proteins except for Vaccine

Compositions, and (C) use Extract in human subjects, in clinical trials, or for diagnostic purposes involving human subjects.
Section 2.3
Sublicensing.
(a)
Vaxcyte shall have the right to extend Vaxcyte’s rights and obligations hereunder (including the right to sublicense the Manufacturing Rights through multiple tiers) to its Affiliates (for clarity, including both current and future Affiliates, but only for so long as the applicable entity is an Affiliate of Vaxcyte); provided, that [***]. In the event that any Affiliate of Vaxcyte enters into an agreement with an Approved CMO or Approved Contractor that includes a sublicense of any of the Manufacturing Rights, then such agreement shall provide that, if such Affiliate ceases to be an Affiliate of Vaxcyte prior to such agreement being assigned or transferred to Vaxcyte or another Affiliate of Vaxcyte, such agreement will immediately terminate or be automatically assigned or transferred by such Affiliate to Vaxcyte (or another Affiliate of Vaxcyte), at Vaxcyte’s discretion.
(b)
Vaxcyte, and Vaxcyte’s Affiliates to which Vaxcyte granted a sublicense under Section 2.3(a), may sublicense the Manufacturing Rights through a single tier to Approved CMOs and Approved Contractors for the benefit of Vaxcyte (but not, for clarity, for the independent commercial use of such Approved CMOs or Approved Contractors). Each sublicense granted to an Approved CMO or Approved Contractor pursuant to this Section 2.3(b) shall be granted pursuant to a written agreement between the Approved CMO or Approved Contractor and Vaxcyte that [***]. With respect to any Approved CMO, and any Approved Contractor that will have access to, or use, Sutro Core Know-How:
(i)
Vaxcyte shall provide to Sutro Vaxcyte’s proposed agreement with such Approved CMO or Approved Contractor at least [***] prior to Vaxcyte executing such agreement, and Vaxcyte shall [***];
(ii)
In the event any Approved CMO or Approved Contractor breaches such agreement with Vaxcyte with respect to provisions of such agreement relating to safeguarding the Sutro Know-How and Sutro Core Know-How, then upon Sutro’s reasonable request, Vaxcyte will use Commercially Reasonable Efforts to enforce such agreement (and to otherwise fully cooperate with Sutro in enforcing Sutro’s rights in Sutro Know-How and Sutro Core Know-How) against such Approved CMO or Approved Contractor in respect of such breach, [***]. Any amounts recovered by Sutro or Vaxcyte in enforcing any such claim shall be paid as follows: [***]; and
(iii)
Vaxcyte shall include all reasonably necessary and appropriate protections for Sutro’s applicable intellectual property rights (including provisions to effect Sutro’s ownership of the New IP) in any such agreement with an Approved CMO or Approved Contractor for manufacturing Extract, and such Approved CMO or Approved Contractor shall not be permitted thereunder to use any intellectual property or Discloser’s Information of Sutro, except in connection with the exercise of the Manufacturing Rights on behalf of Vaxcyte (or as otherwise may be authorized by Sutro in writing). Vaxcyte shall provide to Sutro copies of the applicable contractual provisions in such agreement related to protection of Sutro’s intellectual property with such Approved CMO or Approved Contractor, and shall [***].
ARTICLE III

regulatory matters
Section 3.1
Regulatory Activities for Vaccines.
(a)
Notwithstanding anything to the contrary in the Existing Agreements, as between Vaxcyte and Sutro, Vaxcyte shall have full control (subject to Section 3.3 in respect of efforts to maintain confidentiality of Sutro Know-How and Sutro Core Know-How and the scope of Vaxcyte’s regulatory rights set forth in the Manufacturing Rights), in its sole and absolute discretion, with respect to any and all regulatory matters related to research, development, Manufacture or commercialization of a Pneumococcal Conjugate Vaccine or other Vaccine Composition developed by or on behalf of Vaxcyte and Manufactured using Extract or [***] (including the preparation and filing of investigational new drug applications and biologic license applications (and foreign equivalents thereof) with any applicable regulatory authorities and any interactions therewith); provided, [***].
(b)
Vaxcyte shall have the right to (A) reference Sutro’s DMF (and any regulatory filings and Regulatory Approvals controlled by Sutro) with respect to any regulatory filings or Regulatory Approvals relating to [***] made by or on behalf of Vaxcyte in accordance with the Manufacturing Rights or otherwise relating to Vaccine Compositions (or any components thereof) produced using Extract or [***] (or to otherwise include information from Sutro’s DMF therein), and (B) file its own DMF (or other applicable regulatory filings) in respect of the foregoing (in which case, Sutro shall provide Vaxcyte with chemistry, manufacturing and controls data and other data reasonably required for such filings). If the FDA or other applicable Governmental Authority requires that certain information in the possession or control of Sutro regarding Extract or [***] (or any component of the Vaccine Compositions) be expressly included in any of Vaxcyte’s regulatory filings or Regulatory Approvals described in the foregoing clause (A) above (e.g., in the event the FDA declines to permit Vaxcyte to rely upon Sutro’s DMFs in support of any regulatory filings or Regulatory Approvals and Vaxcyte has a reasonable need to include such information in its regulatory filings under applicable laws or regulations), then to the extent not already provided to Vaxcyte, Sutro shall provide Vaxcyte such information for inclusion therein (subject to Section 3.3 in respect of efforts to maintain confidentiality of Sutro Know-How and Sutro Core Know-How).
Section 3.2
Regulatory Activities for Extract and [***]. Vaxcyte shall have the right to control (to the extent included in the Manufacturing Rights) regulatory matters related to [***] made by or on behalf of Vaxcyte in accordance with the Manufacturing Rights (including, for clarity, regulatory submissions and interactions in connection with any such resulting [***] made by or on behalf of Vaxcyte in accordance with the Manufacturing Rights), and Sutro will have the right to control all other regulatory matters related to Extract and [***]. Vaxcyte and Sutro shall cooperate in good faith on a mutually agreeable regulatory strategy relating to Extract and [***]

made by Vaxcyte, and each Party shall not take any action that would materially and adversely affect the other Party’s regulatory interests in respect of Extract or [***].
Section 3.3
Confidentiality in Regulatory Submissions. Vaxcyte shall use reasonable best efforts, to the extent permitted under applicable laws and regulations, to maintain the confidentiality of any Sutro Know-How and Sutro Core Know-How in regulatory documents submitted by or on behalf of Vaxcyte. If any Sutro Know-How or Sutro Core Know-How is required by applicable laws or regulations to be included in regulatory documents to be submitted by or on behalf of Vaxcyte, Vaxcyte shall be permitted to do so; [***].
Section 3.4
Safety Data. Each Party understands and acknowledges that the other Party and its Affiliates and respective licensees and sublicensees may need to access, utilize and include certain safety data (e.g., adverse event reports) pertaining to products made using Extract (including [***]) in its applicable regulatory materials and filings as required by applicable law. Each Party shall have the right to share any and all such safety data generated by the other Party or the other Party’s Affiliates, licensees or sublicensees with such first Party’s Affiliates and other Third Parties (including its licensees and sublicensees) as permitted by Section 6.1.
Section 3.5
Cooperation. Each Party agrees to (A) during the Term, make its personnel reasonably available at their respective places of employment to consult with the other Party on issues related to the activities conducted in accordance with this Article III or otherwise relating to the Manufacture of Extract, [***] or Vaccine Compositions Manufactured through the use of Extract in connection with any request from any Regulatory Authority, including any such request with respect to regulatory, scientific, technical and clinical testing issues, or otherwise, and (B) for a period of [***] after the Effective Date, otherwise provide such assistance as may be reasonably requested by the other Party from time to time in connection with the activities conducted in accordance with this Article III. Each Party shall reimburse the other Party for the following costs incurred by such other Party in connection with this Section 3.5: (A) [***]; and (B) [***].
ARTICLE IV

TECHNOLOGY TRANSFER
Section 4.1
First Tech Transfer.
(a)
Upon Vaxcyte’s request to Sutro following the Successful Completion (or other termination or abandonment) of Sutro’s technology transfer to [***] under the Existing Agreements (as modified by this Agreement), the [***] Letter Agreement, the [***] Letter of Intent or any other subsequent written agreement between the Parties or their respective Affiliates, Sutro shall support and cooperate with Vaxcyte to conduct a Tech Transfer to Vaxcyte, or an Affiliate of Vaxcyte or an Approved CMO (other than [***]) designated by Vaxcyte, in a manner sufficient for Vaxcyte to fully exercise the Manufacturing Rights at the facilities of such designated recipient (the “First Tech Transfer”). Without limiting the generality of the foregoing, in connection with the First Tech Transfer, Sutro shall (A) provide to the designated recipient of the First Tech Transfer full access to [***] necessary or useful for the Manufacture of Extract using Sutro’s then-current Manufacturing process, to the extent owned or controlled by Sutro or its Affiliates, and (B) make its relevant personnel reasonably available to Vaxcyte or its designated recipient (whether its Affiliate or an Approved CMO) for technical support and trouble-shooting (both off and on-site) with respect to the Manufacture of Extract; [***].
(b)
Schedule 1 to this Agreement sets forth certain know-how, materials and information to be transferred by Sutro in connection with its obligations under Section 4.1(a) (which Sutro shall transfer as part of the First Tech Transfer), the timeline for conducting the First Tech Transfer, the responsibilities of each Party in connection with the First Tech Transfer, and each Party’s respective personnel to be involved in performing the First Tech Transfer; provided, that (i) the Parties acknowledge that the information on such Schedule 1 as of the Execution Date may not be fulsome or accurately reflect the intended First Tech Transfer given that it has been prepared potentially significantly in advance of the First Tech Transfer, and (ii) the Parties shall, acting reasonably and in good faith, mutually agree upon updates, revisions and additions to such Schedule 1 to more accurately reflect the requirements for the First Tech Transfer reasonably in advance of the anticipated start of the First Tech Transfer. The Parties may modify Schedule 1 by mutual written agreement.
(c)
Vaxcyte shall reimburse Sutro for the following costs incurred by Sutro in performing the First Tech Transfer: (A) [***]; and (B) [***].
(d)
Following Successful Completion of the First Tech Transfer, Sutro shall not be obligated to notify or transfer to Vaxcyte [***] made by or on behalf of Sutro (other than Available Extracts), except in connection with a Second Tech Transfer (or as otherwise may be agreed by the Parties in writing in respect of another Tech Transfer).
(e)
Sutro shall use Commercially Reasonable Efforts to fulfill its obligations in connection with the First Tech Transfer. [***].
(f)
For the avoidance of doubt, any Tech Transfer shall exclude any Patents, know-how and other intellectual property of an Acquirer (as defined in the License Agreement) of Sutro pursuant to Section 14.8 of this Agreement and pursuant to Section 15.2 of the License Agreement.
Section 4.2
Second Tech Transfer. Upon Vaxcyte’s reasonable request, made no earlier than [***] and no later than [***], Sutro shall support and cooperate with Vaxcyte to conduct an additional Tech Transfer to Vaxcyte, or an Affiliate of Vaxcyte or an Approved CMO designated by Vaxcyte, in a manner sufficient for Vaxcyte to fully exercise the Manufacturing Rights at the facilities of such designated recipient (the “Second Tech Transfer”). Section 4.1 shall apply to the Second Tech Transfer, mutatis mutandis (i.e., the rights and obligations of the Parties with respect to the First Tech Transfer shall apply in the same manner to the Second Tech Transfer).
Section 4.3
Reverse Tech Transfer. In the event that Vaxcyte or its Approved CMO makes [***] and successfully scales up manufacture of Extract incorporating such [***] to the applicable commercial volumes of such [***] pursuant to its exercise of the Manufacturing Rights, upon Sutro’s reasonable request to Vaxcyte, Vaxcyte shall conduct a technology transfer to Sutro of know-how, materials and information in Vaxcyte’s control to the extent necessary or useful for Sutro to implement the relevant [***] for the manufacture of Extract incorporating such [***].

Sutro shall reimburse Vaxcyte for the following costs incurred by Vaxcyte in performing such technology transfer: (A) [***]; and (B) [***].
Section 4.4
Existing Tech Transfer Obligations. For clarity, the obligations of the Parties in this Article IV are intended, and shall be deemed, to be in addition to and not in limitation of Sutro’s obligations to perform any Tech Transfers to [***] pursuant to the Existing Agreements (as modified by this Agreement), the [***] Letter Agreement, the [***] Letter of Intent or any other subsequent written agreement between the Parties or their respective Affiliates.
Section 4.5
Excess Capacity; Supply to Sutro. Following Successful Completion of (A) the First Tech Transfer or Second Tech Transfer to an Approved CMO’s facility, or to Vaxcyte’s or its Affiliates’ internal facility, or (B) the technology transfer to [***] (with respect to frozen liquid Extract) pursuant to the [***] Letter Agreement, if there is excess capacity at the facility where such Tech Transfer (or technology transfer) was Successfully Completed, upon Sutro’s reasonable request to Vaxcyte the Parties shall negotiate in good faith for a reasonable period of time with respect to Sutro’s use of such excess capacity for itself or Sutro’s other customers. In the event that Sutro purchases frozen liquid Extract from an Approved CMO or Vaxcyte in respect of the foregoing clause (A), or from [***] in respect of the foregoing clause (B), Sutro shall first reimburse Vaxcyte for [***]; provided, that for clarity, Sutro shall not be obligated to reimburse Vaxcyte for [***].
ARTICLE V

INTELLECTUAL PROPERTY
Section 5.1
Ownership of Intellectual Property. Notwithstanding anything to the contrary in the Existing Agreements, as between the Parties and their respective Affiliates:
(a)
Vaxcyte and Sutro shall jointly own any New IP that is a method of using Extract or [***] that relates to both the Vaccine Field and to other applications outside the Vaccine Field (such methods, including all intellectual property rights therein, the “Jointly-Owned IP”);
(b)
[***] shall solely own all New IP (excluding the Jointly-Owned IP, which shall be subject to joint-ownership as provided herein) that is a method of using Extract or [***] that relates solely to [***] (such methods, including all intellectual property rights therein, the “[***] Extract IP”);
(c)
[***] shall solely own all New IP (excluding Jointly-Owned IP, which shall be subject to joint-ownership as provided herein, and [***] Extract IP) (the “[***] IP,” and any Patent claiming such [***] IP, a “[***] New IP Patent”); and
(d)
Notwithstanding anything to the contrary in this Agreement, [***] shall solely own any and all inventions and intellectual property rights therein (and Patents and know-how with respect thereto) conceived, made, developed or otherwise invented by or on behalf of [***], its Affiliates or sublicensees that are directed to the composition, formulation or use of a [***] through the use of Extract or [***]) (the “[***] IP”).
Section 5.2
Licensed-Back; Effect on Royalties. The [***] IP shall be (and is hereby) licensed back to Vaxcyte under the License Agreement (and, for clarity, this Agreement) on the same terms as the Sutro Patents, Sutro Know-How and Sutro Core Know-How are licensed under the License Agreement (as amended and modified by this Agreement) and this Agreement, respectively; provided, that notwithstanding anything to the contrary herein or in the Existing Agreements, Sutro acknowledges and agrees that neither Sutro’s ownership of any such [***] IP nor Sutro’s ownership interest in any Jointly-Owned IP shall cause the Royalty Term under the License Agreement to extend [***] (i.e., such ownership or ownership interest [***] in respect of the references to [***] in the definition of [***], the definition of [***] or in [***]). Each Party’s interest in the Jointly-Owned IP shall be subject to the licenses granted under the Existing Agreements and this Agreement (and is hereby licensed in such manner), such that [***] shall have the exclusive right to exploit and freely sublicense the Jointly-Owned IP [***] in accordance with the Existing Agreements and this Agreement, and [***] shall have the exclusive right to exploit and freely sublicense the Jointly-Owned IP [***] in accordance with the Existing Agreements and this Agreement, in each case, without the obligation to obtain any consent from (or account to) the other Party in respect thereof.
Section 5.3
Assignment of Intellectual Property. If and to the extent that Vaxcyte or its Affiliates obtains any ownership interest in or to any [***] IP, Vaxcyte hereby assigns, and shall cause its Affiliates to assign, to Sutro all such ownership interest in [***] IP. In addition, if and to the extent necessary to effectuate the joint ownership between Vaxcyte and Sutro of the Jointly-Owned IP, Vaxcyte hereby assigns, and shall cause its Affiliates to assign, to Sutro its and their ownership interest in and to the Jointly-Owned IP as is necessary to fully effectuate such joint ownership contemplated in Section 5.1(a).
Section 5.4
Patent Prosecution.
(a)
Sutro shall not file (and shall prohibit its Affiliates from filing) any Patents claiming any [***] IP or [***] Extract IP. Vaxcyte shall not file (and shall prohibit its Affiliates, Approved CMOs and Approved Contractors from filing) any Patents claiming [***] IP or Jointly-Owned IP, and Vaxcyte will reasonably cooperate with Sutro in connection with any filings for such Patents.
(b)
Notwithstanding anything to the contrary in the Existing Agreements, [***] shall have the first right to control the prosecution of Patent applications covering Jointly-Owned IP (each, a “Joint Patent”); provided, that:
(i)
The Parties shall reasonably cooperate and collaborate in good faith with respect to any such prosecution and strategy related thereto, and [***] shall keep [***] up-to-date and reasonably informed, including by providing to [***] drafts of all Patent applications and other material submissions and communications with any applicable Governmental Authorities (including, for clarity, patent offices) reasonably in advance of any submission thereof to enable [***] to comment thereon;
(ii)
[***] shall take [***] direction in respect of such Joint Patent (including in respect of prosecution strategy and claims) [***]; provided, that [***]; and
(iii)
With respect to matters not covered under Section 5.4(b)(ii) [***] shall reasonably consider incorporating [***] comments; [***].
(c)
[***] shall, at the request of [***] and to the extent permitted by applicable law,

file a continuation or divisional Patent application from each such Joint Patent, which continuation or divisional has claims [***] (each a “[***] Patent”). [***] shall prosecute each such [***] Patent according to [***] reasonable instructions and [***]. Upon issuance of each such [***] Patent, [***] shall, and hereby does, and shall cause its Affiliates to, assign to [***] or its Affiliates’ right, title and interest in and to each such [***] Patent. With respect to any Joint Patent and related [***] Patent [***], the Parties shall coordinate and cooperate in good faith regarding, and discuss in good faith, the appropriate claim strategies for such continuations and divisionals [***].
(d)
Notwithstanding anything to the contrary in this Agreement, if prior to the filing of any Joint Patent, [***] notifies [***] that it wishes to protect [***], then the Parties shall discuss in good faith and mutually agree upon a reasonable approach to take in respect thereof prior to filing any such Joint Patent (subject to the escalation procedure set forth in Section 5.4(f)). [***].
(e)
In respect of any Joint Patent, if the Party controlling prosecution determines it does not want to pursue (or does not want to continue to pursue or maintain) such Joint Patent (such Party, the “Declining Party”), then the other Party shall have the right to pursue (or, as applicable, continue to pursue and maintain) such Joint Patent on its own (such Party, the “Step-In Party”). In such event, [***].
(f)
If, in connection with this Section 5.4, the Parties are obligated to discuss in good faith and mutually agree upon a reasonable approach to take, and representatives of the Parties are unable to mutually agree upon such a reasonable approach, either Party may [***], Article XIII shall apply.
Section 5.5
Enforcement.
(a)
Generally.
(i)
Notice. If either Party reasonably believes that any [***] Patent (including any [***] New IP Patent), Joint Patent, [***] Patent or Patent covering [***] Extract IP (“[***] Extract Patent”) is being infringed by a Third Party with respect to activities within the scope of the Vaccine Field, or is subject to a declaratory judgment action arising from such activities (a “Vaccine Field Infringement”), such Party shall promptly notify the other Party and the Parties shall discuss in good faith how best to respond.
(ii)
[***] Enforcement. As between the Parties, [***] shall have the first right, but not the obligation, itself or through a designee, to enforce [***], including (A) initiating or prosecuting an infringement or other appropriate suit or action against such Third Party, and (B) defending any declaratory judgment action with respect thereto (the type of action described in each of (A) and (B), an “Enforcement Action”).
(iii)
[***] Enforcement. As between the Parties, [***] shall have the first right, but not the obligation, itself or through a designee, to enforce [***] (i.e., (x) initiating or prosecuting an infringement or other appropriate suit or action against a Third Party, and (y) defending any declaratory judgment action with respect thereto) [***]. As between the Parties, [***] shall have the sole right to initiate and control any Enforcement Action [***] with respect to any Vaccine Field Infringement.

(iv)
Secondary Enforcement. Reasonably in advance of undertaking any Enforcement Action under Section 5.5(a)(ii) or Section 5.5(a)(iii), the Party with the first right to undertake such Enforcement Action (the “Lead Enforcement Party”) shall notify the other Party of its intent to take such Enforcement Action. In the event a Party does not initiate an Enforcement Action with respect to a particular Patent for which it is the Lead Enforcement Party within [***] of a request from the other Party to do so, such other Party shall have the right, but not the obligation, itself or through a designee, to initiate and control such Enforcement Action at its discretion and expense.
(v)
Recoveries. Any amounts recovered by Vaxcyte or Sutro with respect to an Enforcement Action under this Section 5.5(a) will be used first to reimburse the reasonable costs and expenses, including attorneys’ fees, incurred in bringing and maintaining the applicable Enforcement Action, then to satisfy any Third Party obligations with respect to such recovery, and any remainder by Vaxcyte or Sutro shall be allocated between the Parties as follows: (A) if Vaxcyte is the enforcing Party: [***] shall be paid to Sutro, and the remainder shall be retained by Vaxcyte; and (B) if Sutro is the enforcing Party: [***] shall be retained by Sutro, and [***] shall be paid to Vaxcyte; provided, that if another patent controlled by Vaxcyte or its licensee is also being enforced with respect to the same infringing party or product, then the portion retained by Sutro under the foregoing clauses (B) shall be [***] (and [***] shall be paid to Vaxcyte).
(b)
Sutro Patents. As between the Parties, Sutro shall have the sole right, but not the obligation, itself or through a designee, at its cost to enforce (i.e., (x) initiating or prosecuting an infringement or other appropriate suit or action against a Third Party, and (y) defending any declaratory judgment action with respect thereto) [***].
(c)
Cooperation. If a Party brings an Enforcement Action in accordance with Section 5.5(a), the other Party shall reasonably cooperate, including, if required to bring such action, joining as a named party. The Parties shall keep one another informed of the status of their respective activities regarding any Enforcement Action pursuant to Section 5.5(a) or settlement thereof, and the Parties shall assist one another and cooperate in any such action at the other’s reasonable request. Neither Party shall have the right to settle any Enforcement Action under Section 5.5(a) in a manner that [***].
ARTICLE VI

CONFIDENTIALITY
Section 6.1
Confidentiality.
(a)
In the course of performing the transactions contemplated by this Agreement, whether before or after the Effective Date, a Party may disclose, or may have disclosed, to the other Party confidential information owned or controlled by the disclosing Party (“Discloser’s Information”). The receiving Party will maintain in confidence the Discloser’s Information and will not use it for any purpose except for purposes authorized hereunder, and shall use Commercially Reasonable Efforts to safeguard such information against disclosure to Third Parties, including employees and persons working or consulting for such Party that do not have an established, current need to know such information for purposes authorized under this Agreement.

This obligation of confidentiality does not apply to restrict use or disclosure by the receiving Party of technology, information or material that meet one or more of the following criteria: (A) they were properly in the possession of the receiving Party, without any restriction on use or disclosure, prior to receipt from the other Party; (B) they are at the time of disclosure hereunder in the public domain by public use, publication, or general knowledge; (C) they become general or public knowledge through no fault of the receiving Party following disclosure hereunder; (D) they are properly obtained by the receiving Party from a Third Party not under a confidentiality obligation to the disclosing Party hereto; or (E) they are independently developed by or on behalf of the receiving Party without the assistance of the confidential information of the other Party. Subject to the exceptions in the foregoing clauses (A)-(C) above, and notwithstanding the definition of “Discloser’s Information” above, (x) all data and results generated by or on behalf of Vaxcyte with respect to Vaccine Compositions (excluding Sutro Patents, Sutro Know-How, Sutro Core Know-How, Jointly-Owned IP and [***] IP) shall be deemed Discloser’s Information of Vaxcyte, (y) confidential information comprising the Sutro Patents, Sutro Know-How, Sutro Core Know-How and [***] IP shall be deemed Discloser’s Information of Sutro, and (z) confidential information comprising the Jointly-Owned IP, and the terms and conditions of this Agreement, shall be deemed Discloser’s Information of both Parties.
(b)
Each Party may use and disclose Discloser’s Information of the other Party as follows:
(i)
under appropriate confidentiality provisions substantially equivalent to those in this Agreement in connection with the performance of its obligations or exercise of rights granted to such Party in this Agreement;
(ii)
in communication with, whether existing or potential, investors, acquirers, lenders, consultants, advisors (including financial advisors, lawyers and accountants), (sub) licensees, collaborators or service providers, in each case on a need to know basis under appropriate confidentiality provisions substantially equivalent to those of this Agreement; and
(iii)
if a Party is required by judicial or administrative process to disclose the Discloser’s Information of the other Party hereto; provided, that in such instance, such Party shall promptly inform such other Party of the anticipated disclosure in order to provide it an opportunity to challenge or limit the disclosure obligations. Discloser’s Information that is disclosed by judicial or administrative process shall remain otherwise subject to the confidentiality and non-use provisions of this Agreement, and, in disclosing the other Party’s Discloser’s Information pursuant to law or court order, each Party shall take reasonable steps to ensure the continued confidential treatment of such Discloser’s Information.
(c)
Notwithstanding Section 6.1(b)(iii) above, a receiving Party may disclose Discloser’s Information of the other Party to Governmental Authorities as required by securities laws or rules of securities exchanges; provided, that the receiving Party shall provide reasonable advance notice to the other Party of such disclosure and use Commercially Reasonable Efforts, to oppose such disclosure or to request confidential treatment of such Discloser’s Information and, in any event, shall only disclose the minimum information, as reasonably determined by the receiving Party’s legal counsel, that is necessary to comply with such requirements.
(d)
Without limiting the generality of Section 6.1(a) (and subject to the foregoing subclauses in this Section 6.1), Vaxcyte (A) acknowledges and agrees that Sutro Know-How and Sutro Core Know-How constitutes Discloser’s Information of Sutro that Vaxcyte shall maintain as confidential in accordance with Section 6.1, (B) shall take necessary and appropriate measures to maintain the trade secret status under applicable law of any Sutro Know-How or Sutro Core Know-How that Sutro reasonably indicates to Vaxcyte it regards as its trade secret, and (C) shall implement measures that are substantially similar to any commercially reasonable measures taken by Sutro as of the Effective Date to maintain the confidentiality of Sutro Know-How and Sutro Core Know-How, to the extent Sutro notifies Vaxcyte in writing of such measures.
Section 6.2
Restricted Systems. Vaxcyte (or its Affiliates or sublicensees, as applicable) shall establish [***] and safeguards that are designed to ensure that Sutro Core Know-How [***] to avoid use of such Sutro Core Know-How outside the scope of the Manufacturing Rights (or such other uses permitted under the Existing Agreements, [***] Letter Agreement or any subsequent written agreement between the Parties or their respective Affiliates), by ([***] (the “Restricted System”), [***].
ARTICLE VII

AUDITS
Section 7.1
Audits by Vaxcyte.
(a)
Vaxcyte shall be responsible to audit, or have audited by an Approved Contractor in accordance with Section 7.1(c), any Third Party facility used by Vaxcyte, its Affiliates or an Approved CMO to manufacture Extract to ensure compliance with the terms of this Agreement and the terms of any written agreement between Vaxcyte (or its Affiliates) and such Approved CMO, as applicable, relating to [***].
(b)
Vaxcyte shall use Commercially Reasonable Efforts to provide to, or obtain for, Sutro tag-along rights with respect to such audits by or on behalf of Vaxcyte of such Third Party facility (i.e., obtain for Sutro the right to participate in such audits conducted by or on behalf of Vaxcyte of such Third Party facility). [***].
(c)
Vaxcyte shall be permitted (at its discretion), but shall not be required, to conduct an audit pursuant to Section 7.1(a) through an Approved Contractor; provided, that Vaxcyte’s agreement with any such Approved Contractor shall (among other things) contain appropriate provisions with respect to safeguarding Sutro Know-How and Sutro Core Know-How to the extent the same will be accessed by such Approved Contractor pursuant to such audit, including, if and to the extent applicable, heightened protections for such Sutro Know-How and Sutro Core Know-How that Sutro reasonably indicates to Vaxcyte it regards as its trade secret.
Section 7.2
Manufacturing and Storage Facility Audits by Sutro.
(a)
In the event that Vaxcyte or its Affiliates manufacture Extract in their facilities, or store any cell banks that constitute Sutro Core Know-How in their facilities, Sutro shall have the right to have such facilities where Extract is manufactured or such cell banks are located (and related records) audited by an independent auditor (in accordance with Section 7.2(b)) to ensure compliance with the terms of this Agreement relating to [***] (each such audit, a “Facility Audit”).
(b)
Sutro shall not be permitted to conduct Facility Audits more frequently than [***], unless Sutro has reasonable cause to conduct a Facility Audit in respect of a suspected material violation by Vaxcyte or its Affiliate(s) of the relevant provisions of this Agreement referenced in Section 7.2(a). Prior to conducting any Facility Audit, Sutro shall provide reasonable advanced written notice to Vaxcyte, but in any event at least [***] (or at least [***] in the event of reasonable cause) prior to such Facility Audit. Each Facility Audit shall be: (A) limited to no more than [***] for on-site visits; (B) limited solely to the facilities where Extract is manufactured or cell banks are located; (C) conducted by an independent, reputable and established Third Party auditor to be mutually agreed-upon by the Parties acting reasonably and in good faith, and subject to each such auditor (x) entering into a written non-disclosure agreement (or similar agreement) with Vaxcyte, (y) being accompanied by Vaxcyte’s representatives at all times during any on-site audit, and (z) complying with all applicable reasonable Vaxcyte policies and procedures; (D) conducted at mutually agreeable times during normal business hours; and (E) conducted in a manner intended to avoid and minimize any disruption to Vaxcyte’s and such facilities’ business operations.
Section 7.3
Research and Development Facility Audits by Sutro. In the event that Vaxcyte or its Affiliates use Extract for research and development purposes, Sutro shall have the right to audit such use of Extract as follows:
(a)
Upon receipt of a written request from Sutro (such request to be made by Sutro no more frequently than [***]), Vaxcyte shall provide to Sutro a written report setting forth [***] (each such report, an “Audit Report”). Each Audit Report shall [***]. Sutro shall treat each Audit Report (and all information therein) as Discloser’s Information of Vaxcyte.
(b)
Following receipt of each Audit Report, in the event that Sutro has reasonable concerns based on such Audit Report that Vaxcyte (or its Affiliate) has used Extract for research and development activities outside the Vaccine Field (other than in a manner permitted in a subsequent written agreement between the Parties or their respective Affiliates), Vaxcyte and Sutro shall discuss (and use reasonable efforts to resolve) in good faith any such concerns. If, following such good faith discussions and the exercise of reasonable efforts by both Parties to resolve any such concerns of Sutro, Sutro still has a good faith and reasonable concern that Vaxcyte or its Affiliates are using Extract for research and development activities outside the Vaccine Field (other than in a manner otherwise permitted in a subsequent written agreement between the Parties or their respective Affiliates), Sutro shall have the right to have the facilities of Vaxcyte or its Affiliates where such research and development activities occur (and relevant records in such facilities related to such activities) audited by an independent auditor (in accordance with Section 7.3(c)) to ensure compliance with the terms of this Agreement relating to use of Extract by Vaxcyte or its Affiliates outside of the Vaccine Field (other than in a manner otherwise permitted in a written agreement between the Parties or their respective Affiliates) (each such audit, a “Lab Audit”).
(c)
Sutro shall not be permitted to conduct Lab Audits more frequently than [***]. Prior to conducting any Lab Audit, Sutro shall provide reasonable advanced written notice to

Vaxcyte, but in any event at least [***] prior to such Lab Audit. Each Lab Audit shall be: (A) limited to no more than [***] for on-site visits; (B) limited solely to the facilities (and solely to the particular areas within such facilities) where such Extract is used for such research and development activities; (C) limited to the documents necessary to confirm there is no use of Extract outside of the Vaccine Field, and be conducted in a manner that avoids access to Discloser’s Information and other materials of Vaxcyte and its Affiliates that is not related to use of Extract, including through the use of reasonable measures by Vaxcyte or its Affiliates to protect such Discloser’s Information and other materials; (D) conducted by an independent, reputable and established Third Party auditor to be mutually agreed-upon by the Parties acting reasonably and in good faith, and subject to each such auditor (x) entering into a written non-disclosure agreement (or similar agreement) with Vaxcyte, (y) being accompanied by Vaxcyte’s representatives at all times during any on-site audit, and (z) complying with all applicable reasonable Vaxcyte policies and procedures; (E) conducted at mutually agreeable times during normal business hours; and (F) conducted in a manner intended to avoid and minimize any disruption to Vaxcyte’s and such facilities’ business operations.
(d)
Sutro shall reimburse Vaxcyte for the following costs incurred by Vaxcyte and its Affiliates in connection with any Audit Report and each Lab Audit (including, for clarity, actions taken to generate the Audit Report): (A) [***]; and (B) [***].
Section 7.4
Restricted Systems Audits by Sutro. Sutro shall have the right to audit Vaxcyte’s Restricted Systems to ensure compliance with Section 6.2 (each such audit, a “Restricted Systems Audit”). Sutro shall not be permitted to conduct Restricted Systems Audits more frequently than [***], unless Sutro has reasonable cause to conduct a Restricted Systems Audit in respect of a suspected material violation of Section 6.2 of this Agreement by Vaxcyte or its Affiliate(s). Prior to conducting any Restricted Systems Audit, Sutro shall provide reasonable advanced written notice to Vaxcyte, but in any event at least [***] (or at least [***] in the event of reasonable cause) prior to such Restricted Systems Audit. Each Restricted Systems Audit shall be conducted [***].
ARTICLE VIII

PAYMENTS
Section 8.1
Payment Procedures. Each Party shall submit an invoice to the other Party for any payments or reimbursements due to such first Party under this Agreement, and such other Party shall pay any amounts set forth on such invoice (that are not disputed in good faith) within [***] of receipt of such invoice (and reasonable documentation evidencing any such amounts due, including supporting documentation and information reasonably necessary to validate such amounts due). All such payments shall be made in U.S. dollars in immediately available funds by wire transfer from a bank account located in the U.S. to such bank account in the U.S. as may be designated in writing by the receiving Party from time to time.
Section 8.2
Taxes.
(a)
Any consideration payable pursuant to this Agreement is exclusive of any value added tax (“VAT”). If any VAT is chargeable on any of the transactions contemplated under this Agreement and is payable to the respective tax authority by the Party making the supply or providing the service for VAT purposes, upon receipt of a valid invoice in accordance with the applicable VAT law from the supplying or service providing Party, the other Party shall pay such VAT in addition to the consideration otherwise due pursuant to this Agreement.
(b)
Each Party (in such capacity, “Payor”) shall be entitled to deduct and withhold, or cause to be deducted and withheld, any amounts from any consideration payable pursuant to this Agreement as are required to be deducted and withheld under applicable law with respect to taxes and will secure and send to the other Party (in such capacity, “Payee”) written evidence that such deducted and withheld amounts were paid over to the applicable taxing authority. The Parties shall reasonably cooperate, and shall cause their respective Affiliates to reasonably cooperate, in order to reduce or eliminate any amounts that would be required to be deducted and withheld on payments made pursuant to this Agreement under applicable law. To the extent such amounts are so deducted or withheld and paid over to the applicable taxing authority, such amounts will be treated for all purposes of this Agreement as having been paid to the person or entity to whom such amounts would otherwise have been paid. Notwithstanding the foregoing, if, directly as a result of any (A) assignment or transfer of this Agreement by Payor, (B) Change of Control of Payor, or (C) redomicile, change in tax residence or similar corporate restructuring by Payor, the tax withholdings hereunder exceed the tax withholdings that would have resulted in the absence of such action, then Payor shall pay to Payee such additional amounts as are necessary so that Payee receives the amounts that it would have received if there had been no such action.
ARTICLE IX

EMPLOYEE MATTERS
Section 9.1
Non-Solicitation. During the Term, each Party shall not knowingly solicit or hire any employee of the other Party who has access to Sutro Know-How or Sutro Core Know-How or is otherwise involved in any material respect with a Tech Transfer under this Agreement; provided, that notwithstanding the foregoing, nothing in this Section 9.1 shall prevent either Party from (A) making (or hiring or soliciting any employee of the other Party pursuant to) a general solicitation which is not directed specifically to such employee of the other Party, or (B) hiring or soliciting any former employee of the other Party who has not been employed by the other Party for at least [***] prior to such hiring or solicitation or whose employment has been terminated by the other Party.
ARTICLE X

REPRESENTATIONS and WARRANTIES; CERTAIN COVENANTS
Section 10.1
Mutual Representations and Warranties. Each Party represents and warrants to the other Party, as of the Effective Date, that: (A) it is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of formation; (B) it has full corporate power and authority to execute, deliver and perform this Agreement, and has taken all corporate action required by applicable law and its organizational documents to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement; (C) this Agreement constitutes a valid and binding agreement enforceable against it in accordance with its terms; (D) all consents, approvals and authorizations from all Governmental Authorities or other Third Parties required to be obtained by it in connection with this Agreement have been obtained; (E) the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, do not and shall not (x) conflict with or result in a breach of any provision of its organizational documents, (y) result in a breach of any other agreement to which it is a party, or (z) violate any appliable law; (F) it has and will at all times during the Term comply with all applicable laws in all material respects, including obtaining all necessary licenses, permits, and authorizations necessary to perform this Agreement and to exploit any license or rights granted to it hereunder, as now or hereafter required under any applicable statutes, laws, ordinances, rules and regulations; and (G) it has not prior to the Effective Date and shall not during the Term (x) have been debarred under Article 306 of the FDCA, 21 U.S.C. § 335a(a) or (b), or any equivalent foreign or local law, rule or regulation, or (y) use or employ in any capacity related to the subject matter of this Agreement or activities hereunder any individual, corporation, partnership, or association which has been debarred under Article 306 of the FDCA, 21 U.S.C. § 335a(a) or (b), or any equivalent foreign or local law, rule or regulation.
Section 10.2
Sutro Representations and Warranties. Sutro represents and warrants to Vaxcyte, as of the Effective Date, that: (A) except as disclosed (based on events that have arisen between the Execution Date and the Effective Date) by Sutro to Vaxcyte in writing within [***] of Vaxcyte’s written notification to Sutro that Vaxcyte is considering exercising the Option (as defined in the Option Agreement) in accordance with Section 4 of the Option Agreement or within [***] of receipt of the Option Notice if Vaxcyte does not provide the foregoing notice, to its knowledge (after inquiring with Sutro’s patent counsel regarding their actual knowledge gained through representation of Sutro in patent matters and without their conduct of any additional inquiry), the exercise of the Manufacturing Rights in accordance with the terms of this Agreement (and the performance by Sutro of the Tech Transfers contemplated hereunder) do not and shall not infringe on, misappropriate or otherwise violate any Patents or other intellectual property rights of any Third Party (and, as of the Effective Date, no Third Party has made any Claim alleging the same), (B) it has not granted prior to the Effective Date rights to any Third Party that are inconsistent with the rights granted to Vaxcyte under this Agreement, and (C) it has not amended or terminated the [***] In-License in any manner that would adversely affect Vaxcyte’s rights under this Agreement.
Section 10.3
Covenants. Sutro covenants that it will not (A) grant any rights to any Third Party that are inconsistent with the rights granted to Vaxcyte under this Agreement, or (B) amend or terminate the [***] In-License in any manner that would adversely affect Vaxcyte’s rights under this Agreement. To the extent the license granted under Section 2.1(a) includes a sublicense under Sutro’s rights under the [***] In-License, then (i) the Parties acknowledge and agree that this Agreement shall be subject to, and limited by, the terms of the [***] ln-License, and (ii) Vaxcyte covenants to comply with the terms set forth in Exhibit E of the License Agreement in connection herewith.
ARTICLE XI

INDEMNIFICATION; DISCLAIMERS; LIMITATION OF LIABILITY
Section 11.1
Indemnification by Vaxcyte. Vaxcyte agrees to indemnify and hold harmless Sutro, its Affiliates and sublicensees, and their respective agents, directors, officers and employees and their respective successors and assigns (collectively, the “Sutro Indemnitees”) from and against any Third Party claim, suit, demand, investigation or proceeding brought by any Third Party (each, a “Claim”) based on (A) the Manufacture of any Extract (including [***]) by or on behalf of Vaxcyte, its Affiliates or Approved CMOs, including (i) any Claim alleging infringement of any

Third Party intellectual property rights by such Manufacture (excluding infringement arising from practice of any Sutro Know-How, Sutro Core Know-How or Sutro Patents that are not New IP) or (ii) the failure of Vaxcyte to Manufacture and use Extract in material compliance with all applicable laws, regulations and guidelines (including such applicable laws, regulations and guidelines governing handling and disposal of hazardous materials), but, for clarity, excluding any Claim covered by Sutro’s indemnification obligation under Section 11.2(A), (B) breach of any representation, warranty, covenant or obligation of Vaxcyte in this Agreement, or (C) any gross negligence or willful misconduct of Vaxcyte or its Affiliates. This indemnification obligation shall not apply to the extent the relevant Claim is due to the negligence or willful misconduct of a Sutro Indemnitee or a breach of any of Sutro’s representations, warranties, covenants or obligations under this Agreement.
Section 11.2
Indemnification by Sutro. Sutro agrees to indemnify and hold harmless Vaxcyte, its Affiliates and Sublicensees, and their respective agents, directors, officers and employees and their respective successors and assigns (the “Vaxcyte Indemnitees”) from and against any Claim based on (A) misappropriation by Sutro of any Third Party trade secrets in connection with the Sutro Platform (other than New IP), (B) breach of any representation, warranty, covenant or obligation of Sutro in this Agreement, or (C) any gross negligence or willful misconduct of Sutro or its Affiliates. This indemnification shall not apply to the extent that the relevant Claim is due to the negligence or willful misconduct of a Vaxcyte Indemnitee or a breach of any of Vaxcyte’s representations, warranties, covenants or obligations under this Agreement.
Section 11.3
Indemnification Procedures. The obligation to indemnify pursuant to Section 11.1 or Section 11.2 shall be contingent upon: timely notification by the Sutro Indemnitees or Vaxcyte Indemnitees, as applicable (the “Indemnified Parties”) to the Party obligated to Indemnifying Party of any claims, suits or service of process (provided that the Indemnifying Party shall not be absolved of its indemnification obligation under Section 11.1 or Section 11.2 other than to the extent such delay or failure to notify the Indemnifying Party materially prejudices the Indemnifying Party’s ability to defend against such Claim); the tender by the Indemnified Parties to the Indemnifying Party of full control over the conduct and disposition of any such claim, demand or suit; and reasonable cooperation by the Indemnified Parties in the defense of the claim, demand or suit. No Indemnifying Party will be bound by or liable with respect to any settlement or admission entered or made by any Indemnified Parties without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld, conditioned or delayed). The Indemnified Parties will have the right to retain their own counsel to participate in its defense in any Claim hereunder. In such event, the Indemnified Parties shall pay for their own counsel, except to the extent it is determined that (A) one or more legal defenses may be available to it which are different from or additional to those available to the Indemnifying Party, or (B) representation of two Parties by the same counsel in respect of such Claim would be inappropriate due to actual or potential differing interests between them. In any such case and to such extent, the Indemnifying Party shall be responsible to pay for the reasonable costs and expenses of the separate counsel retained to participate in the defense of the Indemnified Parties; provided, that such expenses are otherwise among those covered by the Indemnifying Party’s indemnification obligations hereunder.
Section 11.4
Disclaimer. THE WARRANTIES AND INDEMNITIES STATED IN THIS AGREEMENT ARE IN LIEU OF, AND THE PARTIES EACH DISCLAIM, ALL OTHER

WARRANTIES, EXPRESS, IMPLIED OR ARISING BY LAW, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. WITHOUT LIMITING THE FOREGOING, SUTRO MAKES NO REPRESENTATION THAT ANY TECH TRANSFER OR VAXCYTE’S MANUFACTURE OF EXTRACT OR THE USE THEREOF WILL BE SUCCESSFUL.
Section 11.5
Limitation of Liability. Neither Party shall be liable under this Agreement for any indirect, incidental, punitive, exemplary, special or consequential damages of any kind; provided, that this limitation will not (A) reduce or affect either Party’s indemnification obligations under Section 11.1 or Section 11.2, (B) apply to willful or intentional breaches of this Agreement, (C) limit a Party’s liability in respect of breaches of confidentiality obligations hereunder, or (D) limit Vaxcyte’s liability in respect of breaches of Section 2.2 in respect of use of Extract, [***] or Sutro Core Know-How outside of the Vaccine Field. Without limiting the generality of the foregoing, Sutro shall have no liability to Vaxcyte with respect to any losses to the extent arising from (A) implementation of any [***] by Vaxcyte or an Approved CMO (including [***]) on behalf of Vaxcyte, or (B) any claims of failure to supply, product quality or product liability arising from Extract Manufactured by Vaxcyte, its Affiliates or any Approved CMO (including [***]) pursuant to a direct contract between such Approved CMO and Vaxcyte or its Affiliates.
ARTICLE XII

term; TERMINATION
Section 12.1
Term. Subject to Section 14.1, this Agreement shall commence as of the Effective Date and shall continue in full force and effect in perpetuity unless and until terminated in accordance with Section 12.2, Section 12.3 or Section 12.4 (the “Term”).
Section 12.2
Mutual Termination. The Parties may terminate this Agreement after the Effective Date upon the mutual written agreement of both Parties.
Section 12.3
Termination by Vaxcyte. Vaxcyte may terminate this Agreement after the Effective Date for any or no reason upon at least [***] prior written notice to Sutro.
Section 12.4
Termination by Sutro.
(a)
Sutro may terminate this Agreement after the Effective Date upon [***] written notice to Vaxcyte in the event that (A) Vaxcyte materially breaches Section 3.3 or Article VI in respect of confidentiality of Sutro Know-How or Sutro Core Know-How (except as otherwise permitted in a subsequent written agreement between the Parties or their respective Affiliates), in a manner that causes actual, material harm to Sutro’s business, (B) such breach was intentional, and (C) Vaxcyte does not cure such breach within such [***]; provided, that such [***] shall be extended for up to [***] if Vaxcyte is using diligent efforts in good faith to cure such breach.
(b)
Sutro may terminate this Agreement after the Effective Date upon [***] written notice to Vaxcyte in the event that (A) Vaxcyte materially breaches Section 2.2 in respect of use of the Sutro Core Know-How (including any Extract and [***]) outside of the Vaccine Field [***], except as otherwise permitted in a subsequent written agreement between the Parties or their respective Affiliates, (B) such breach was intentional, and (C) Vaxcyte does not cure such breach within such [***]; provided, that such [***] shall be extended for up to [***] if Vaxcyte is using diligent efforts in good faith to cure such breach.
(c)
Sutro may terminate this Agreement after the Effective Date upon [***] written notice to Vaxcyte in the event that (A) Vaxcyte materially breaches Section 2.2 in respect of use of the Sutro Core Know-How (including any Extract and [***]) outside of the Vaccine Field (except as otherwise permitted in a subsequent written agreement between the Parties or their respective Affiliates), (B) such breach was unintentional, and (C) Vaxcyte fails to use reasonable best efforts to cease and (to the extent reasonably curable) cure such breach in a timely fashion after written notice of such breach.
(d)
Sutro may terminate this Agreement after the Effective Date upon [***] prior written notice to Vaxcyte in the event that (A) Vaxcyte fails to pay the Exercise Price (as defined and set forth in Section 4 of the Option Agreement) or any undisputed Milestone Payment (as defined and set forth in Section 5 of the Option Agreement) when due, and (B) does not cure such nonpayment within such [***].
Section 12.5
Cure of Unintentional Breach. Vaxcyte covenants that it shall use reasonable best efforts to cure any unintentional material breach by Vaxcyte or its Affiliates (or its or their employees) of Section 10 of the License Agreement (as amended by this Agreement) or Article VI of this Agreement, in each case of which it is notified in writing by Sutro. For clarity, Sutro shall have no right to terminate this Agreement for breach of this Section 12.5.
Section 12.6
Consequences of Termination; Survival.
(a)
Consequences of Termination. In the event of any termination of this Agreement after the Effective Date in accordance with the terms of this Agreement:
(i)
The Manufacturing Rights and all sublicenses thereto granted by Vaxcyte or its Affiliates, and all other rights granted by a Party to the other Party pursuant to this Agreement, shall immediately terminate, subject to Section 12.6(a)(ii).
(ii)
Vaxcyte shall promptly, at its own cost and expense, wind-down its and its Affiliates’ Manufacture of Extract (for clarity, including [***]); provided that in the event that the License Agreement remains in effect and has not been terminated, Vaxcyte, its Affiliates and Sublicensees shall have the right to use any inventory of such Extract existing or in-process as of the effective date of termination solely to manufacture Vaccine Compositions in accordance with the License Agreement for a period of [***] after the effective date of termination (the “Winddown Period”), and the Manufacturing Rights shall continue during the Winddown Period solely as necessary for Vaxcyte to conduct such activities during the Winddown Period (including, for clarity, to finish the manufacture of Extract in-process as of the effective date of the termination), and any such activities shall be subject to the terms and conditions of this Agreement. Within [***] after the end of the Winddown Period (or within [***] of the effective date of termination in the event that the License Agreement is not in effect or has been terminated as of the effective date or termination), Vaxcyte shall provide a written report to Sutro listing any remaining inventory of such Extract in the possession or control of Vaxcyte, its Affiliates, Sublicensees, Approved CMOs or Approved Contractors, if any, and the location thereof.

Within [***] of Sutro’s receipt of such report, Sutro shall notify Vaxcyte in writing whether it (A) desires to purchase any or all of such inventory at Vaxcyte’s manufacturing cost thereof (without markup), in which case the Parties shall effect such sale in good faith, or (b) desires Vaxcyte to destroy such inventory, in which case Vaxcyte shall destroy such inventory (or cause such inventory to be destroyed), at Vaxcyte’s cost and in compliance with Applicable Laws. In the case of such destruction, Vaxcyte shall promptly provide Sutro with a written acknowledgement from the general counsel or a senior in-house attorney for Vaxcyte that, to the knowledge of such individual, such destruction has occurred.
(iii)
At the disclosing Party’s election, the receiving Party shall return or destroy all tangible materials to the extent comprising or containing any Discloser’s Information of the disclosing Party that are in receiving Party’s or its Affiliates’ possession or control and provide written confirmation of such destruction to the disclosing Party; provided, that (A) the receiving Party shall not be obligated to return or destroy any such Discloser’s Information of the disclosing Party necessary or useful to exercise any continuing rights that such Party has under this Agreement (including during the Winddown Period) or any other agreement in effect between the Parties (or to which the receiving Party has access, or related rights or obligations, under such other agreement), and (B) the receiving Party shall not be required to destroy electronic files containing such Discloser’s Information of the disclosing Party that are made in the ordinary course of its business information back-up procedures pursuant to its electronic record retention and destruction practices that apply to its own general electronic files and information.
Section 12.7
Survival. In the event of any termination of this Agreement after the Effective Date in accordance with the terms of this Agreement, each of the Parties shall be released from all obligations under this Agreement, except for any obligations accrued prior to the effective date of the termination, during the Winddown Period or that survive pursuant to this Section 12.7. Notwithstanding the foregoing, the following provisions shall survive the termination of this Agreement after the Effective Date: Section 1.1, Section 2.3(b)(ii), Section 3.1(a) (solely in the event the License Agreement is in effect; provided, that Vaxcyte shall not have the right to file any new DMFs for Vaccine Compositions, or other regulatory filings containing Sutro Core Know-How, in its own name after the effective date of termination of this Agreement, except that, for clarity, Vaxcyte shall retain the right and authority to make filings and submissions in connection with its then-extant investigational new drug applications and biologic license applications (and foreign equivalents thereof), or other regulatory filings, relating to Extract, including annual reports, product or labeling supplements, and any filing that the FDA or other Governmental Authority requires in relation to such investigational new drug applications and biologic license applications (and foreign equivalents thereof), or other regulatory filings, even where such filing might implicate Sutro’s Core Know-How, chemistry, manufacturing and control (CMC) data, or DMFs), Section 3.1(b)(A) (solely in the event the License Agreement is in effect), Section 3.3 (as applicable), Section 3.4, the last sentence of Section 4.5, Section 5.1, Section 5.2 (solely with respect to the Royalty Term under the License Agreement), Section 5.3, Section 5.4, Section

5.5(b), Section 6.1, Section 8.1, Section 8.2, Article XI, Section 12.6(a)(ii), Section 12.6(a)(iii), this Section 12.7, Section 13.3, Section 13.4, Section 13.5, Article XIV.
Section 12.8
Termination not Sole Remedy. The Parties acknowledge and agree that any termination pursuant to this Article XII shall be in addition to, and not in limitation or lieu of, any other remedy to which the Parties are entitled at law or in equity (which remedies shall remain available to the Parties), whether or not termination of this Agreement is effected.
ARTICLE XIII

Communication and Dispute Resolution
Section 13.1
Each Party will appoint an individual employed by it to serve as its “Principal Contact” for purposes of this Agreement. Either Party may from time to time replace its Principal Contact with a different employee, but unless required due to the termination of the Principal Contact’s employment or events beyond the applicable Party’s control, neither Party will replace its Principal Contact without at least [***] prior notice to the other Party. The Principal Contacts shall communicate with each other regularly during the Term as the Parties may agree or as the Principal Contacts shall mutually determine to be useful.
Section 13.2
The Parties intend that, to the maximum extent practicable, they shall reach decisions hereunder cooperatively through discussions among the Principal Contacts and by mutual consent of the Parties. In situations in which that does not occur, any disputes, controversies, claims or differences arising out of or in connection with this Agreement or the breach, termination or validity thereof, and any question of the arbitral tribunal’s jurisdiction or the existence, scope or validity of these arbitration provisions or the arbitrability of any claim (each a “Dispute”) shall initially be referred for review by delivery of a written notice (a “Dispute Notice”) by either Party’s Principal Contact to each of the Parties’ respective Senior Managements (as defined below). Such Senior Managements shall discuss the Dispute, and shall meet with respect thereto if either of them believes a meeting or meetings are likely to be useful. As used herein, Sutro’s “Senior Management” means [***], and Vaxcyte’s “Senior Management” means [***].
Section 13.3
If the Senior Managements are not able to resolve such Dispute referred to them under Section 13.2 within [***] from the date of delivery of the Dispute Notice, then subject to Section 13.4 and Section 13.5, such Dispute shall be resolved, at the request of any Party, by final and binding arbitration as follows:
(a)
The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures in effect at the time (the “Rules”), except as modified herein.
(b)
The seat of arbitration shall be San Francisco, California.
(c)
The Parties shall select a mutually agreeable arbitrator who has no affiliation or pre-existing relationship with either Party. If the Parties cannot agree on an arbitrator within [***] referred in Section 13.3, either Party may request JAMS to appoint an arbitrator on behalf of the Parties in accordance with the Rules.

(d)
The arbitrator may decide any issue as to whether, or as to the extent to which, any Dispute is subject to the arbitration and other dispute resolution provisions in this Agreement.
(e)
The arbitrator must base the award on the provisions of this Agreement and applicable law and must render the award in a writing which must include an explanation of the reasons for such award.
(f)
Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction over any Party or any of its assets.
(g)
The arbitrator’s fees and expenses shall be shared equally by the Parties, unless the arbitrator in the award assesses such fees and expenses against one of the Parties or allocates such fees and expenses other than equally between the Parties. Each Party shall bear and pay its own expenses incurred in connection with any Dispute resolution under this Section 13.3.
(h)
Notwithstanding the foregoing, either Party shall have the right, without waiving any right or remedy available to such Party under this Agreement or otherwise, to seek and obtain from any court of competent jurisdiction any interim or provisional relief that is necessary or desirable to protect the rights or property of such Party, pending the selection of the arbitrator hereunder or pending the arbitrator’s decision of the dispute subject to arbitration. Without prejudice to such provisional remedies that may be granted by a court, the arbitrator shall have full authority to grant provisional remedies, to order a Party to request that a court modify or vacate any temporary or preliminary relief issued by such court, and to award damages for the failure of any party to respect orders to that effect.
(i)
In addition to monetary damages, the arbitrator shall be empowered to award equitable relief, including, but not limited to an injunction and specific performance of any obligation under this Agreement.
(j)
The arbitration and this arbitration agreement shall be governed by the Federal Arbitration Act (9 U.S.C. § 1 et seq.).
(k)
Any arbitration hereunder shall be confidential and, except as may be required by law or to pursue a legal right, the Parties agree not to disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both Parties.
Section 13.4
Notwithstanding Section 13.3, any dispute, controversy or claim relating to the scope, validity, enforceability or infringement of any Patent or trademark may be brought in any court of competent jurisdiction.
Section 13.5
In the event a Party disputes in good faith whether it is in breach of this Agreement and so notifies the other Party in writing prior to the expiration of the applicable cure period set forth in Section 12.4 above, the cure period shall be tolled from the date of such notice. Promptly following the initiation of a proceeding under Section 13.3 above with respect to such dispute, the arbitrator shall make a determination as to whether there is a good faith dispute as to the existence of a material breach of this Agreement. If the arbitrator determines that there is no good faith dispute by the breaching Party as to the existence of a material breach of this Agreement, then the Agreement shall be deemed terminated, unless the breach is cured within the remainder (if any) of the cure period set forth in Section 12.4 (after giving effect to the tolling of such cure period up to the date of such determination). If the arbitrator determines that there is a good faith dispute as to the existence of a material breach of this Agreement, the non-breaching Party shall not have the right to terminate this Agreement unless and until it has been finally determined in accordance with Section 13.3 above that a breach actually occurred, and the breaching Party fails to cure such breach within [***] after such final determination (or such longer period as the arbitrator may specify).
ARTICLE XIV

MISCELLANEOUS
Section 14.1
Effective Date.
(a)
Notwithstanding anything in this Agreement to the contrary, this Agreement shall not become effective until the Effective Date, and upon the Effective Date, the full Agreement and all its terms and provisions shall be automatically effective and binding on both Parties.
(b)
Termination Prior to Effective Date. For clarity, prior to the Effective Date, the transactions contemplated by this Agreement shall terminate (and, for clarity this Agreement shall no longer become effective at any time) (i) upon expiration of the Option Period (as defined in the Option Agreement), in the event that Vaxcyte does not exercise the Option, (ii) if Sutro terminates the Option pursuant to and in accordance with Section 7(b) of the Option Agreement (and, for clarity, Vaxcyte does not exercise the Option during the Termination Notice Period (as defined in the Option Agreement) pursuant to and in accordance with Section 7(b) of the Option Agreement), (iii) if the Option Agreement is terminated pursuant to Section 11(i) of the Option Agreement prior to Vaxcyte’s exercise of the Option, or (iv) if the Option Agreement is terminated pursuant to Section 11(ii) of the Option Agreement. In the event the transactions contemplated by this Agreement terminate as set forth in this Section 14.1(b), neither Party hereto shall have any obligation hereunder to the other Party in connection with such termination.
Section 14.2
Treatment of Existing Agreements. The Existing Agreements are hereby, as of the Effective Date, amended and modified, and shall be deemed so amended and modified, to the extent necessary to remove any restrictions on Vaxcyte’s rights to exercise the Manufacturing Rights (and to otherwise permit the transactions contemplated by this Agreement, afford each Party the rights and benefits provided for in this Agreement, and make the Existing Agreements consistent with the transactions contemplated by the Option Agreement and this Agreement). Without limiting the generality of the foregoing, (A) the License Agreement is hereby, as of the Effective Date, amended and modified as set forth in Schedule 2, (B) the Supply Agreement is hereby, as of the Effective Date, amended and modified as set forth in Schedule 3, (C) the [***] Term Sheet is hereby, as of the Effective Date, amended and modified as set forth in Schedule 4, and (D) Vaxcyte is not required to purchase any or all of its requirements of Extract from Sutro during the Term of this Agreement. Except to the extent modified or amended by this Agreement, the terms and conditions of the Existing Agreements shall continue in full force and effect.
Section 14.3
Entire Agreement. This Agreement, including the Schedules hereto (which are hereby incorporated herein), together with the Existing Agreements (as amended or modified by this Agreement), the Option Agreement, the [***] Letter Agreement and the [***] Letter of Intent,

as amended, constitute the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, relating to such subject matter. In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of the Existing Agreements, the [***] Letter Agreement, the [***] Letter of Intent or the Option Agreement, the terms and conditions of this Agreement shall prevail (except that the terms of the Option Agreement shall prevail with respect to Vaxcyte’s right to exercise the Option or any payment obligations by Vaxcyte under the Option Agreement). Neither Party shall be liable or bound to the other Party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein and none shall be deemed to exist or be inferred with respect to the subject matter hereof.
Section 14.4
Counterparts. This Agreement may be executed (including by electronic signature) in two or more counterparts, all of which shall be considered an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more such counterparts have been signed by each Party and delivered (by facsimile, email or otherwise) to the other Party.
Section 14.5
Notices. All notices, requests, claims, demands and other communications under this Agreement, as between the Parties, shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt unless the day of receipt is not a business day, in which case it shall be deemed to have been duly given or made on the next business day) by delivery in person, by overnight courier service, by electronic e-mail with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 14.5); provided, that any such notice relating to termination of this Agreement shall prominently state that failure to take the actions identified in such notice shall result in termination of this Agreement (and shall identify the applicable time periods therefor):

If to Vaxcyte:

Vaxcyte, Inc.
825 Industrial Road, Suite 300
San Carlos, California 94070
Attn: Grant Pickering, Chief Executive Officer
(with a copy to Mikhail Eydelman, General Counsel)
Email: [***]
(with a copy to [***])

If to Sutro:

Sutro Biopharma, Inc.
111 Oyster Point Boulevard
South San Francisco, California 94080
Attn: General Counsel
Email: [***]

Section 14.6
Amendment and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party to this Agreement or, in the case of a waiver, by each Party against whom the waiver is to be effective. The waiver by either Party of any right hereunder, any failure or delay of the other Party to perform, or any breach by the other Party, shall not be deemed a waiver of any other right of such Party hereunder or of any other failure, delay or breach by such other Party whether of a similar nature or otherwise. The rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies provided by applicable law.
Section 14.7
Assignment. This Agreement shall not be assigned or transferred, in whole or in part, by operation of law or otherwise, by either Party, without the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed); provided, that such first Party, without the other Party’s consent, shall be permitted to assign or transfer this Agreement (and any rights or licenses granted hereunder), in whole or in part, by operation of law or otherwise to: (A) one or more of its Affiliates, or (B) the successor to all or substantially all of the business or assets of such first Party to which this Agreement relates (whether by sale, merger, operation of law or otherwise). Any attempted assignment or transfer in violation of this Section 14.7 (without the written consent of the other Party) shall be null and void.
Section 14.8
Change of Control.
(a)
Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall prohibit (and this Agreement does not include any termination or consent right for either Party in respect of) a Change of Control of the other Party (“Change of Control Party”), nor will it impose any obligations on the Change of Control Party as a result of such Change of Control other than as set forth herein. As used herein, “Acquirer” means the Third Party involved in such Change of Control, and any Affiliate of such Third Party that was not an Affiliate of the acquired Party immediately prior to such Change of Control.
(b)
In the event of a Change of Control of Sutro, (A) Patents, know-how and other intellectual property that were controlled by the Acquirer prior to such Change of Control shall not, for purposes of this Agreement (including the grant of the Manufacturing Rights and any Tech Transfer), be included within the Sutro Patents, Sutro Know-How or Sutro Core Know-How (including, for clarity, information to be provided to Vaxcyte pursuant to a Tech Transfer), and (B) Patents, know-how and other intellectual property that, following such Change of Control, are developed, made or otherwise acquired or controlled by the Acquirer without material use of proprietary know-how of Sutro or its Affiliates (including Sutro Know-How and Sutro Core Know-How), or Vaxcyte’s Discloser’s Information, shall not, for purposes of this Agreement (including the grant of the Manufacturing Rights and any Tech Transfer), be included within the Sutro Patents, Sutro Know-How or Sutro Core Know-How (including, for clarity, information to be provided to Vaxcyte pursuant to a Tech Transfer).
(c)
In the event of a Change of Control of Vaxcyte, (A) Patents, know-how and other intellectual property that were controlled by the Acquirer prior to such Change of Control shall not, for purposes of this Agreement, be included within the Jointly-Owned IP or the [***] IP, and (B) Patents, know-how and other intellectual property that, following such Change of Control, are developed, made or otherwise acquired or controlled by the Acquirer without material use of proprietary know-how of Vaxcyte, or Sutro’s Discloser’s Information, shall not, for purposes of this Agreement, be included within the Jointly-Owned IP or the [***] IP. To the extent the Acquirer does not use or exploit Segregated Technology pertaining to Extracts or rights licensed to Vaxcyte under this Agreement, Section 2.2 shall not apply to such Acquirer. For clarity, Section 2.2 shall apply to an Acquirer of Vaxcyte only with respect to activities of the Acquirer involving the use of Segregated Technology of Vaxcyte or rights licensed to Vaxcyte under this Agreement.
(d)
Notwithstanding anything to the contrary in this Section 14.8, if rights to Segregated Technology were granted to the Acquirer prior to the Change of Control, then the use of such Segregated Technology in accordance with such grant (and consistent with the licenses granted under this Agreement) shall not be deemed use of Segregated Technology in violation of this Section 14.8. “Segregated Technology” means, with respect to Section 14.8(b)(B) and Section 14.8(c)(B), such proprietary know-how of the Acquired Party and confidential Discloser’s Information of the other Party, respectively.
Section 14.9
Successors and Assigns. The provisions of this Agreement and the obligations and rights hereunder shall be binding upon, inure to the benefit of and be enforceable by (and against) the Parties and their respective successors and permitted transferees and assigns.
Section 14.10
Title and Headings; Interpretation. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement: (a) “include,” “includes” and “including” are not limiting and mean include, includes and including, without limitation; (b) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (c) references to an agreement, statute or instrument mean such agreement, statute or instrument as from time to time amended, modified or supplemented; (d) references to a person or entity are also to its permitted successors and assigns; (e) references to a “Section” or “Schedule” refer to a Section of, or a Schedule to, this Agreement unless otherwise indicated; (f) the word “will” shall be construed to have the same meaning and effect as the word “shall”; (g) the word “any” shall mean “any and all” unless otherwise indicated by context; (h) a reference to a particular law or regulation is a reference to it as amended, extended or re-enacted from time to time and includes any subordinate legislation made from time to time under that legislation or legislative provision; and (i) nothing in this Agreement shall in any way restrict or limit any obligation of either Party to mitigate any loss or damage they may suffer in consequence of any breach by the other Party of the terms of this Agreement, in consequence of any matter giving rise to a claim against the other Party or otherwise in connection with this agreement.
Section 14.11
Governing Law; Dispute Resolution; Waiver of Jury Trial. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, AND SHALL

NOT SEEK, TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR THE OTHER TRANSACTIONS CONTEMPLATED HEREIN.
Section 14.12
Severability. If any term or provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, such provision shall be enforced to the maximum extent permitted under applicable law and the Parties’ fundamental intentions hereunder, and the remaining provisions of this Agreement, will remain in full force and effect and will not be affected or impaired by the illegal, invalid or unenforceable provision or by its severance from this Agreement.
Section 14.13
No Duplication; No Double Recovery. Nothing in this Agreement is intended to confer to or impose upon any Party a duplicative right, entitlement, obligation or recovery (whether under any other agreement or applicable law) with respect to any matter arising out of the same facts and circumstances.
Section 14.14
Independent Parties. Nothing in this Agreement is intended (or shall be deemed) to constitute a joint venture agreement and, except as expressly set forth herein, nothing herein shall constitute any Party as a partner, principal or agent of any other, this being an Agreement between independent contracting entities. Except as expressly set forth herein, no Party shall have the authority to bind any other in any respect whatsoever to Third Parties. Except as provided herein, nothing contained in this Agreement shall be construed as conferring any right on any Party to use any name, trade name, trademark or other designation of any other Party hereto, unless the express, written permission of such other Party has been obtained.
Section 14.15
Negotiated Agreement. This Agreement has been submitted to the scrutiny of, and has been negotiated by, both Parties and their counsel, and shall be given a fair and reasonable interpretation in accordance with its terms, without consideration or weight being given to any such term’s having been drafted by any Party or its counsel.
Section 14.16
Further Assurances. Each Party shall take any and all additional actions (and execute and deliver such additional documents and instruments) as may be reasonably requested by the other Party to more fully effect and implement the transactions contemplated by this Agreement.
Section 14.17
Bankruptcy. The Parties acknowledge and agree that all rights and licenses now or hereafter granted under or pursuant to any provision of this Agreement are rights to “intellectual property” as defined in Section 101(35A) of Title 11 of the United States Code. In the event that a case under Title 11 is commenced by or against either Party, the other Party may elect to retain and may fully exercise all of its rights and elections under Section 365(n) of Title 11 of the United States Code.
Section 14.18
Publications. In the event that either Party (the “Announcing Party”) proposes to make any public announcement or press release regarding this Agreement or the transactions contemplated hereby, such Announcing Party shall first provide the other Party with an advance copy of each proposed publication or press release at least [***] prior to its proposed date of publication. The Announcing Party shall reasonably consider in good faith any modifications to the publication or press release requested by the other Party. Subject to the foregoing, each Party shall not issue any press release or other public statement, whether oral or written, disclosing the existence of this Agreement, the terms hereof or any other information relating to this Agreement without the prior written consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed); provided, that neither Party shall be required to obtain the consent of the other Party prior to issuing any press release or other public statement to the extent such press release or other public statement contains information that has already been publicly disclosed by either Party in compliance with this Section 14.18. Notwithstanding anything to the contrary in this Section 14.18, neither Party shall be required to obtain the consent of the other Party to make any disclosures required of it to comply with any duty of disclosure it may have pursuant to applicable law, governmental regulation or the rules of any recognized stock exchange; provided, that the Party to make such required disclosure (A) shall reasonably cooperate with the other Party with respect to the timing, form and content of such required disclosure (including any reasonably requested redactions thereto), and (B) if requested by such other Party, shall use Commercially Reasonable Efforts to obtain an order protecting to the maximum extent reasonably possible the confidentiality of the provisions of this Agreement.

* * * * *

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first written above.

VAXCYTE, INC.

By: /s/ Grant E. Pickering_____
Name: Grant E. Pickering
Title: Chief Executive Officer

SUTRO BIOPHARMA, INC.

By: /s/ William J. Newell _____
Name: William J. Newell
Title: Chief Executive Officer

[Signature Page to Manufacturing Rights Agreement]

Schedule 1
Tech Transfer Information

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Schedule 2
Amendments to the License Agreement

The Parties acknowledge and agree that the License Agreement is hereby, as of the Effective Date of the Manufacturing Rights Agreement, amended as follows:

1.
Section 1.5 of the License Agreement is hereby restated in its entirety as follows:

1.5 “Extract” means any extract derived from strains of E. coli and (i) supplied to Vaxcyte or its Affiliates by or on behalf of Sutro pursuant to this Agreement, the Supply Agreement, the [***] Letter Agreement or any subsequent written agreement between the Parties or their respective Affiliates, or (ii) made by or on behalf of Vaxcyte or its Affiliates pursuant to the Manufacturing Rights Agreement. For clarity, Extract includes [***] (as defined in the Manufacturing Rights Agreement).

2.
The following shall be inserted as Section 1.3A of the License Agreement:

1.3A “CMO” means any Third Party contract manufacturing organization.

3.
Section 1.22 of the License Agreement is hereby restated in its entirety as follows:

1.22 “Sutro Know-How” means all information and materials pertaining to the Extracts or Vaccine Compositions, or the manufacture, use or, in the case of Vaccine Compositions, development thereof, as the case may be, that are owned or controlled by Sutro or (subject to Section 15.2) its Affiliates at any time during the Term of this Agreement, including (i) practices, protocols, methods, techniques, specifications, formulae, standard operating procedures, analytical methods, material and vendor lists, (ii) analytical, quality control and stability data, batch records, and other chemistry, manufacturing and control (CMC) data, (iii) regulatory documentation, and (iv) tangible materials and reagents; in each case as and to the extent reasonably necessary or useful for Vaxcyte to exercise the rights granted to it under this Agreement, the Manufacturing Rights Agreement (during the Term thereof) or any other written agreement between the Parties or their respective Affiliates (during the Term thereof). Notwithstanding the foregoing, in no event shall Sutro Know-How include any information or materials of Sutro’s Third Party collaborators or sublicensees, except for such information or materials pertaining to the Sutro Platform which Sutro has the right to provide to Vaxcyte in accordance with this Agreement.

4.
Section 3.1(d) of the License Agreement is hereby restated in its entirety as follows:

(d) In the event Sutro engages one or more CMOs to manufacture one or more Extract(s) for Sutro, its Affiliates or others (each such Extract, an “Available Extract”), Sutro shall promptly notify Vaxcyte.

5.
Section 3.3 of the License Agreement is hereby restated in its entirety as follows:

3.3 [Intentionally left blank]

6.
Section 4.1(a) of the License Agreement is hereby restated in its entirety as follows:

(a) Subject to the terms of this Agreement, Sutro hereby grants to Vaxcyte an exclusive, royalty-bearing license (subject to Section 6), under the Sutro Patents, [***] IP, Sutro Know-How and Sutro’s ownership interest in and to any Jointly-Owned IP, with the right to grant and authorize sublicenses in accordance with Section 4.3 (only with respect to the rights granted under the following sub-clause (i)), solely to (i) research, develop, use, sell, offer for sale, export, import or otherwise exploit Vaccine Compositions, and (ii) to manufacture, itself or through any CMO established or approved by Sutro pursuant to Section 3.2, both cGMP grade and non-cGMP grade Vaccine Compositions from Extracts (x) obtained from Sutro or any CMO established or approved by Sutro as described in Section 3.1, or (y) manufactured by or for Vaxcyte pursuant to Section 15.3(a) or pursuant to the Manufacturing Rights Agreement, in each case in the Territory during the Term in accordance with the terms of the Agreement. For clarity, to the extent a CMO established in accordance with Section 3.2 above utilizes Sutro Patents or Sutro Know-how solely to supply Vaccine Composition to Vaxcyte in accordance with Section 3.2, such arrangement shall not be deemed a sublicense by Vaxcyte. In addition, it is understood and agreed that:

(A) If components of a Vaccine Composition (such as an adjuvant) can be used for purposes other than a Vaccine Composition, the exclusive license under this Section 4.1 shall not be deemed to restrict Sutro from using, licensing or otherwise exploiting such components for such other purposes (i.e., purposes other than to induce an immune response specific to a Vaccine Antigen to treat or prevent the disease against which such Vaccine Antigen is directed by means of such specific immune response); and

(B) If a Vaccine Composition or component thereof can be used for purposes other than those permitted under Section 1.32, such use shall not be deemed licensed under this Section 4.1, but a third party’s use or administration of a composition for such an unpermitted use shall not cause such composition to cease being a Vaccine Composition, provided that Vaxcyte uses diligent efforts to prevent such unpermitted use.

7.
Section 4.1(b) of the License Agreement is hereby restated in its entirety as follows:

(b) For clarity, without limiting the license granted in Section 15.3, the license granted in Section 4.1(a) does not include the right to manufacture Extracts, and Vaxcyte shall use the Extracts supplied to it by Sutro or a CMO authorized by Sutro, or manufactured by Vaxcyte or an Approved CMO pursuant to the Manufacturing Rights Agreement, solely to express Vaccine Compositions in the Territory solely for use in conjunction with the exercise, and within the scope, of the license granted in Section 4.1(a) (or as otherwise permitted pursuant to the Manufacturing Rights Agreement or any subsequent written agreement between the Parties).

8.
Section 4.2 of the License Agreement is hereby restated in its entirety as follows:

4.2 No Other Uses. Vaxcyte covenants not to use the Extract except for use in conjunction with the exercise, and within the scope, of the license granted in Section 4.1(a) (or as otherwise permitted pursuant to the Manufacturing Rights Agreement or any other subsequent written agreement between the Parties). Without limiting the foregoing, Vaxcyte shall not [***].

9.
Section 8.2 of the License Agreement is hereby restated in its entirety as follows:

8.2 Mutual Termination for Breach. If either Party materially breaches any of the material terms, conditions or agreements contained in this Agreement to be kept, observed or performed by it, the other Party may terminate this Agreement, at its option and without prejudice to any of its other legal or equitable rights or remedies, by giving the Party who committed the breach [***] prior written notice, unless the notified Party shall have cured the breach within such [***] period, subject to Section 14.5; provided, that notwithstanding the foregoing, if the Manufacturing Rights Agreement is in effect, Sutro shall not have the right to terminate this Agreement pursuant to this Section 8.2 or otherwise with respect to any provisions of this Agreement, or any breach by Vaxcyte thereof, relating to (a) confidentiality (including Section 10), (b) use of Extract, [***], Sutro Core Know-How or other materials or intellectual property outside of the Vaccine Field, or (c) Section 4.1(b), except, in each case of the foregoing clauses (a)-(c), in the event that [***].

10.
Section 8.4(b) of the License Agreement is hereby restated in its entirety as follows:

(b) [Intentionally left blank]

11.
Article 14 (Communication and Dispute Resolution) of the License Agreement is hereby restated in its entirety as follows:

14.1 Each Party will appoint an individual employed by it to serve as its “Principal Contact” for purposes of this Agreement. Either Party may from time to time replace its Principal Contact with a different employee, but unless required due to the termination of the Principal Contact’s employment or events beyond the applicable Party’s control, neither Party will replace its Principal Contact without at least [***] prior notice to the other Party. The Principal Contacts shall communicate with each other regularly during the Term as the Parties may agree or as the Principal Contacts shall mutually determine to be useful.

14.2 The Parties intend that, to the maximum extent practicable, they shall reach decisions hereunder cooperatively through discussions among the Principal Contacts and by mutual consent of the Parties. In situations in which that does not occur, any disputes, controversies, claims or differences arising out of or in connection with this Agreement or the breach, termination or validity thereof, and any question of the arbitral tribunal’s jurisdiction or the existence, scope or validity of these arbitration provisions or the arbitrability of any claim (each a “Dispute”) shall initially be referred for review by delivery of a written notice (a “Dispute

Notice”) by either Party’s Principal Contact to each of the Parties’ respective Senior Managements (as defined below). Such Senior Managements shall discuss the Dispute, and shall meet with respect thereto if either of them believes a meeting or meetings are likely to be useful. As used herein, Sutro’s “Senior Management” means [***], and Vaxcyte’s “Senior Management” means [***].

14.3 If the Senior Managements are not able to resolve such Dispute referred to them under Section 14.2 within [***] from the date of delivery of the Dispute Notice, then subject to Section 14.4 and Section 14.5, such Dispute shall be resolved, at the request of any Party, by final and binding arbitration as follows:

(a) The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures in effect at the time (the “Rules”), except as modified herein.

(b) The seat of arbitration shall be San Francisco, California.

(c) The Parties shall select a mutually agreeable arbitrator who has no affiliation or pre-existing relationship with either Party. If the Parties cannot agree on an arbitrator within [***] referred in Section 14.3, either Party may request JAMS to appoint an arbitrator on behalf of the Parties in accordance with the Rules.

(d) The arbitrator may decide any issue as to whether, or as to the extent to which, any Dispute is subject to the arbitration and other dispute resolution provisions in this Agreement.

(e) The arbitrator must base the award on the provisions of this Agreement and applicable law and must render the award in a writing which must include an explanation of the reasons for such award.

(f) Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction over any Party or any of its assets.

(g) The arbitrator’s fees and expenses shall be shared equally by the Parties, unless the arbitrator in the award assesses such fees and expenses against one of the Parties or allocates such fees and expenses other than equally between the Parties. Each Party shall bear and pay its own expenses incurred in connection with any Dispute resolution under this Section 14.3.

(h) Notwithstanding the foregoing, either Party shall have the right, without waiving any right or remedy available to such Party under this Agreement or otherwise, to seek and obtain from any court of competent jurisdiction any interim or provisional relief that is necessary or desirable to protect the rights or property of such Party, pending the selection of the arbitrator hereunder or pending the arbitrator’s decision of the dispute subject to arbitration. Without prejudice to such provisional remedies that may be granted by a court, the arbitrator shall have full authority to grant provisional remedies, to order a Party to request that a court modify or vacate any temporary or preliminary relief issued by such court, and to award damages for the failure of any party to respect orders to that effect.

(i) In addition to monetary damages, the arbitrator shall be empowered to award equitable relief, including, but not limited to an injunction and specific performance of any obligation under this Agreement.

(j) The arbitration and this arbitration agreement shall be governed by the Federal Arbitration Act (9 U.S.C. § 1 et seq.).

(k) Any arbitration hereunder shall be confidential and, except as may be required by law or to pursue a legal right, the Parties agree not to disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both Parties.

14.4 Notwithstanding Section 14.3, any dispute, controversy or claim relating to the scope, validity, enforceability or infringement of any Patent or trademark may be brought in any court of competent jurisdiction.

14.5 In the event a Party disputes in good faith whether it is in breach of this Agreement and so notifies the other Party in writing prior to the expiration of the applicable cure period set forth in Section 8.4 above, the cure period shall be tolled from the date of such notice. Promptly following the initiation of a proceeding under Section 14.3 above with respect to such dispute, the arbitrator shall make a determination as to whether there is a good faith dispute as to the existence of a material breach of this Agreement. If the arbitrator determines that there is no good faith dispute by the breaching Party as to the existence of a material breach of this Agreement, then the Agreement shall be deemed terminated, unless the breach is cured within the remainder (if any) of the cure period set forth in Section 8.4 (after giving effect to the tolling of such cure period up to the date of such determination). If the arbitrator determines that there is a good faith dispute as to the existence of a material breach of this Agreement, the non-breaching Party shall not have the right to terminate this Agreement unless and until it has been finally determined in accordance with Section 14.3 above that a breach actually occurred, and the breaching Party fails to cure such breach within [***] after such final determination (or such longer period as the arbitrator may specify).

Schedule 3
Amendments to the Supply Agreement

Subject to the terms and conditions of the Agreement, the Supply Agreement is hereby, as of the Effective Date of the Manufacturing Rights Agreement, amended as follows:

12.
All references in the Supply Agreement to “SutroVax” are replaced with “Vaxcyte.”
13.
Section 2.18 of the Supply Agreement is hereby restated in its entirety as follows:

2.18 Sutro Core Know-How. Notwithstanding anything herein to the contrary, except as set forth in Section 15.3 of the License Agreement, the [***] Letter Agreement, the Manufacturing Rights Agreement or any other subsequent written agreement between the Parties or their Affiliates, in no event shall Vaxcyte, its Affiliates or Sublicensees have the right to access any Sutro Core Know-How (as defined in the License Agreement), whether directly from Sutro or its Affiliates or through a CMO or otherwise. Without limiting the foregoing, in the event any item of Sutro Core Know-How is delivered to Vaxcyte, its Affiliates and/or its Sublicensees (except as set forth in, or in connection with, Section 15.3 of the License Agreement, the [***] Letter Agreement, the Manufacturing Rights Agreement or any other subsequent written agreement between the Parties or their Affiliates), Vaxcyte, its Affiliates and Sublicensees shall immediately return such item to Sutro. For purposes of this Agreement, (a) the “[***] Letter Agreement” [***], and (b) the “Manufacturing Rights Agreement” means that certain Manufacturing Rights Agreement, entered into by and between Vaxcyte and Sutro.

14.
Section 2.20 of the Supply Agreement is hereby restated in its entirety as follows:

2.20 Vaxcyte agrees to purchase all its requirements of Extract from Sutro in accordance with this Agreement, except to the extent Vaxcyte is allowed to (1) purchase Extract from (a) Alternate Suppliers engaged by Sutro in accordance with Section 2.15 of this Agreement; (b) a CMO engaged or established and authorized by Sutro under Section 3.1(d) of the License Agreement; (c) a CMO authorized by Sutro under Section 3.1(e) of the License Agreement; or (d) [***] pursuant to the [***] Letter Agreement, or (2) manufacture and supply (itself or through an Approved CMO (as defined in the Manufacturing Rights Agreement)) Extract in accordance with the Manufacturing Rights Agreement. Manufacturing of Extracts in breach of this Section 2.20 shall be deemed a material breach of this Agreement and the License Agreement by Vaxcyte.

Schedule 4
Amendments to the [***] Term Sheet

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